                                                                     EXHIBIT 4.1


________________________________________________________________________________


                         FORMAN PETROLEUM CORPORATION

                                      and

                       U.S. TRUST COMPANY OF TEXAS, N.A.

                                    Trustee

                              __________________

                                   INDENTURE

                           Dated as of June 3, 1997

                              __________________

                                  $70,000,000


                 13.5% SENIOR SECURED NOTES DUE 2004, SERIES A

                 13.5% SENIOR SECURED NOTES DUE 2004, SERIES B


--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

                                                           Indenture Section

310(a)(1)......................................................  7.10
  (a)(2).......................................................  7.10
  (a)(3).......................................................  N.A.
  (a)(4).......................................................  N.A.
  (a)(5).......................................................  7.8; 7.10
  (b)..........................................................  7.8; 7.10
  (c)..........................................................  N.A.
311(a).........................................................  7.11
  (b)..........................................................  7.11
  (c)..........................................................  N.A.
312(a).........................................................  2.5
  (b)..........................................................  1.33
  (c)..........................................................  1.33
313(a).........................................................  7.6
  (b)(1).......................................................  N.A.
  (b)(2).......................................................  7.6
  (c)..........................................................  7.6; 1.32
  (d)..........................................................  7.6
314(a).........................................................  4.2; 4.3; 1.32
  (b)..........................................................  1.23
  (c)(1).......................................................  1.34
  (c)(2).......................................................  1.34
  (c)(3).......................................................  N.A.
  (d)..........................................................  1.24
  (e)..........................................................  1.35
  (f)..........................................................  N.A.
315(a).........................................................  7.1
  (b)..........................................................  7.5; 1.32
  (c)..........................................................  7.1
  (d)..........................................................  7.1
  (e)..........................................................  6.11
316(a)(last sentence)..........................................  2.9
  (a)(1)(A)....................................................  6.5
  (a)(1)(B)....................................................  6.2; 6.4; 9.2
  (a)(2).......................................................  N.A.
  (b)..........................................................  6.7
  (c)..........................................................  N.A.
317(a)(1)......................................................  6.8
  (a)(2).......................................................  6.9
  (b)..........................................................  2.4
318(a).........................................................  1.31
318(c).........................................................  1.31
_____________

N.A. means Not Applicable.
NOTE: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

                               TABLE OF CONTENTS

                                                                       Page

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1   Definitions........................................   1
     Section 1.2   Other Definitions..................................  18
     Section 1.3   Incorporation by Reference of Trust Indenture Act..  19
     Section 1.4   Rules of Construction..............................  19

                                  ARTICLE TWO

                                THE SECURITIES

     Section 2.1   Form and Dating....................................  20
     Section 2.2   Execution and Authentication.......................  20
     Section 2.3   Registrar and Paying Agent.........................  22
     Section 2.4   Paying Agent to Hold Money in Trust................  22
     Section 2.5   Holder Lists.......................................  22
     Section 2.6   Transfer and Exchange..............................  23
     Section 2.7   Book-Entry Provisions for Global Securities........  26
     Section 2.8   Replacement Securities.............................  27
     Section 2.9   Outstanding Securities.............................  27
     Section 2.10  Treasury Securities................................  27
     Section 2.11  Temporary Securities...............................  27
     Section 2.12  Cancellation.......................................  27
     Section 2.13  Defaulted Interest.................................  28
     Section 2.14  Private Placement Legend...........................  28
     Section 2.15  Additional Interest Under Registration
                    Rights Agreement..................................  28

                                 ARTICLE THREE

                                  REDEMPTION

     Section 3.1   Notice to Trustee..................................  28
     Section 3.2   Selection of Securities To Be Redeemed.............  29
     Section 3.3   Notice of Redemption...............................  29
     Section 3.4   Effect of Notice of Redemption.....................  30
     Section 3.5   Deposit of Redemption Price........................  30
     Section 3.6   Securities Redeemed in Part........................  30

                                 ARTICLE FOUR

                                   COVENANTS

     Section 4.1   Payment of Securities..............................  30
     Section 4.2   SEC Reports........................................  31
     Section 4.3   Compliance Certificate.............................  31
     Section 4.4   Maintenance of Office or Agency....................  32
     Section 4.5   Corporate Existence................................  32
     Section 4.6   Waiver of Stay, Extension or Usury Laws............  32

     Section 4.7   Payment of Taxes and Other Claims..................  32
     Section 4.8   Maintenance of Properties and Insurance............  33
     Section 4.9   Limitation on Incurrence of Additional
                    Indebtedness......................................  33
     Section 4.10  Limitation on Restricted Payments..................  34
     Section 4.11  Limitation on Disposition of Assets................  35
     Section 4.12  Limitation on Liens Securing Indebtedness..........  37
     Section 4.13  Limitation on Payment Restrictions Affecting
                    Subsidiaries......................................  37
     Section 4.14  Limitation on Transactions with Related Persons....  37
     Section 4.15  Limitation on Conduct of Business..................  38
     Section 4.16  Change of Control..................................  38
     Section 4.17  Provision of Financial Information.................  40
     Section 4.18  Registration Rights Agreement......................  40
     Section 4.19  Qualification of Indenture.........................  40
     Section 4.20  Payment of Existing Secured Debt...................  40
     Section 4.21  Replacement Mortgages..............................  40
     Section 4.22  Impairment of Security Interest....................  41

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

     Section 5.1   When Company May Merge, etc........................  41
     Section 5.2   Successor Corporation Substituted..................  42

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

     Section 6.1   Events of Default..................................  42
     Section 6.2   Acceleration.......................................  44
     Section 6.3   Other Remedies.....................................  44
     Section 6.4   Waiver of Past Defaults............................  44
     Section 6.5   Control by Majority................................  45
     Section 6.6   Limitation on Remedies.............................  45
     Section 6.7   Rights of Holders To Receive Payment...............  45
     Section 6.8   Collection Suit by Trustee.........................  45
     Section 6.9   Trustee May File Proofs of Claim...................  46
     Section 6.10  Priorities.........................................  46
     Section 6.11  Undertaking for Costs..............................  46

                                 ARTICLE SEVEN

                                    TRUSTEE

     Section 7.1   Duties of Trustee..................................  47
     Section 7.2   Rights of Trustee..................................  48
     Section 7.3   Individual Rights of Trustee.......................  48
     Section 7.4   Trustee's Disclaimer...............................  48
     Section 7.5   Notice of Defaults.................................  49
     Section 7.6   Reports by Trustee to Holders......................  49
     Section 7.7   Compensation and Indemnity.........................  49
     Section 7.8   Replacement of Trustee.............................  50
     Section 7.9   Successor Trustee by Merger, etc...................  50

     Section 7.10  Eligibility; Disqualification......................  51
     Section 7.11  Preferential Collection of Claims Against Company..  51

                                 ARTICLE EIGHT

                            DISCHARGE OF INDENTURE

     Section 8.1   Termination of Company's Obligations...............  51
     Section 8.2   Application of Trust Money.........................  52
     Section 8.3   Repayment to Company...............................  53
     Section 8.4   Reinstatement......................................  53
     Section 8.5   Survival of Certain Obligations....................  53

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1   Without Consent of Holders.........................  54
     Section 9.2   With Consent of Holders............................  54
     Section 9.3   Compliance with Trust Indenture Act................  55
     Section 9.4   Revocation and Effect of Consents..................  55
     Section 9.5   Notation on or Exchange of Securities..............  55
     Section 9.6   Trustee Protected..................................  56

                                  ARTICLE TEN

                                 SUBORDINATION

     Section 10.1  Subordination of Security Interest.................  56
     Section 10.2  Holders Authorize Trustee To Effectuate
                    Subordination.....................................  56

                                ARTICLE ELEVEN

                                  GUARANTEES

     Section 11.1  Unconditional Guarantee............................  56
     Section 11.2  Subsidiary Guarantors May Consolidate, etc.,
                    on Certain Terms..................................  57
     Section 11.3  Release of a Subsidiary Guarantor..................  58
     Section 11.4  Limitation of Subsidiary Guarantor's Liability.....  58
     Section 11.5  Contribution.......................................  59
     Section 11.6  Execution and Delivery of Guarantee................  59
     Section 11.7  Severability.......................................  59

                                ARTICLE TWELVE

                                   SECURITY

     Section 12.1  Grant of Security Interest.........................  60
     Section 12.2  Execution of Security Documents....................  60
     Section 12.3  Recording and Opinions.............................  60
     Section 12.4  Release of Collateral..............................  61
     Section 12.5  Specified Releases of Collateral...................  61
     Section 12.6  Form and Sufficiency of Release....................  63
     Section 12.7  Purchaser Protected................................  64

     Section 12.8  Authorization of Actions To Be Taken by the
                    Trustee Under the Security Documents..............  64
     Section 12.9  Authorization of Receipt of Funds by the
                    Trustee Under the Security Documents..............  64
     Section 12.10 Disbursement Account...............................  64
     Section 12.11 Escrow Account.....................................  65

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

     Section 13.1  Trust Indenture Act Controls.......................  66
     Section 13.2  Notices............................................  66
     Section 13.3  Communication by Holders with Other Holders........  67
     Section 13.4  Certificate and Opinion as to Conditions
                    Precedent.........................................  67
     Section 13.5  Statements Required in Certificate or Opinion......  68
     Section 13.6  Rules by Trustee and Agents........................  68
     Section 13.7  Legal Holidays.....................................  68
     Section 13.8  Governing Law......................................  68
     Section 13.9  No Adverse Interpretation of Other Agreements......  68
     Section 13.10 No Recourse Against Others.........................  68
     Section 13.11 Successors.........................................  69
     Section 13.12 Duplicate Originals................................  69
     Section 13.13 Severability.......................................  69


EXHIBITS

Exhibit A      -    Form of Security
Exhibit A-1    -    Form of Notation on Security Relating to Guarantee
Exhibit A-2    -    Form of Legend for Global Securities
Exhibit A-3    -    Certificate Upon Exchange or Registration of Transfer
                     of Securities
Exhibit A-4    -    Certificate in Connection with Transfers to Institutional
                     Accredited Investors
Exhibit A-5    -    Certificate in Connection with Regulation S Transfers
Exhibit B      -    Registration Rights Agreement
Exhibit C      -    Subordination Agreement
Exhibit D      -    Assignment

     THIS INDENTURE, dated as of June 3, 1997, is between FORMAN PETROLEUM CORPORATION, a Louisiana corporation (hereinafter called the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A. (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of 13.5% Senior Secured Notes due 2004, Series A, and an issue of 13.5% Senior Secured Notes due 2004, Series B (such two issues, as amended or supplemented from time to time in accordance with the terms hereof, being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     The 13.5% Senior Secured Notes due 2004, Series A, are to be issued and sold in transactions exempt from registration under the Securities Act, pursuant to the Purchase Agreement, and the 13.5% Senior Secured Notes due 2004, Series B, are to be issued in exchange for the 13.5% Senior Secured Notes due 2004, Series A, pursuant to the Registration Rights Agreement. The Securities will be secured by a first lien and security interest in the Collateral (as defined below) pursuant to the terms of the Security Documents (as defined below).

     All things necessary have been done on the part of the Company to make the Securities, when issued against consideration received and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Trustee, in accordance with their respective terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Guarantees) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities (together with the related Guarantees), without preference of one series of Securities over the other, as follows:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1   Definitions.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) the Present Value of Oil and Gas Reserves, (ii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and
(iii) with respect to each other tangible asset of the Company or its consolidated Subsidiaries, the greater of (a) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, and (b) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which the Company shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Company and its consolidated Subsidiaries. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date. For purposes of calculating the ratio of the Adjusted Consolidated Net Tangible Assets to Indebtedness of the Company and its Subsidiaries, Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary (which Indebtedness is non-recourse to the Company or any other Subsidiary or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and
(y) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset" means each of the assets that are owned by the Company or a Subsidiary on the date of this Indenture or that are acquired by the Company or a Subsidiary after the date of this Indenture.

     "Asset Disposition" means any sale, lease (other than a sale and leaseback that creates a Capitalized Lease Obligation), transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), or of property or assets (including any interests therein) (each referred to for purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (A) by the Company to a Subsidiary or by a Subsidiary to the Company or a Subsidiary (in the case of a transfer to a Subsidiary that is not a wholly owned Subsidiary, dispositions shall be excluded pursuant to clause (A) only to the extent of the Company's interest in such Subsidiary after giving effect to such transfer), (B) any Investment in an

Unrestricted Subsidiary not prohibited under the provisions of Section 4.10, (C) a disposition of Hydrocarbons or other mineral products in the ordinary course of business, including farmouts in the ordinary course of business, and (D) the disposition of all or substantially all of the assets of the Company in compliance with Article Five of this Indenture).

     "Assigned Mortgage" means the Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement, assigned by the Assignment.

     "Assigned Mortgage Amendment" means the amendment to the Assigned Mortgage executed by the Company and the Trustee, dated as of the Issue Date.

     "Assignment" means the Act of Assignment of Note and Liens executed by Joint Energy Development Investments Limited Partnership and the Trustee, dated as of the Issue Date, related to the Collateral substantially in the form attached hereto as Exhibit D.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bank Credit Agreement" means one or more credit agreements that may be entered into between the Company and one or more lenders that may be secured by certain assets of the Company, as such agreement may be amended, modified (without limitation as to amount), supplemented, extended, restated, replaced, renewed or refinanced from time to time in whole or in part in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified (without limitation as to amount), supplemented, extended, restated, replaced, renewed or refinanced from time to time.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person duly authorized to act on behalf of the board of directors of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including each class of common stock and preferred stock of such Person.

     "Capitalized Lease Obligation" means the discounted present value of the rental obligations of any Person under any lease of Property, which in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Cash Equivalents" shall mean Permitted Obligations.

     "Change of Control" means (i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group other than, in the case of the Company, the Principals (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that such event or series of events shall not constitute a Change of Control if the Principals continue to beneficially own more than 50% of the combined voting power of the then outstanding Voting Stock of the Company, (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the Assets to any Person or Group of Persons.

     "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

     "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of such Person and its subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), (ii) all interest expense of such Person and its subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount and the interest portion of deferred payment obligations), (iii) depreciation and depletion of such Person and its subsidiaries, (iv) amortization of such Person and its subsidiaries including, without limitation, amortization of capitalized debt issuance costs, (v) the amount of any Preferred Stock dividends paid by such Person on its Preferred Stock and (vi) any other non-cash charges to the extent deducted from Consolidated Net Income.

     "Consolidated EBITDA Coverage Ratio" means, with respect to any Person, the ratio of (1) Consolidated EBITDA of such Person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges that such Person will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") on the aggregate amount of Indebtedness outstanding on the Transaction Date, including any Indebtedness proposed to be incurred on such date and excluding any Indebtedness repaid with the proceeds of such Indebtedness (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the Transaction Date occurred). In addition to, but without duplication of, the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other Person that, as a result of such Investment, becomes a subsidiary of such Person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, including but not limited to Permitted Industry Investments, as if such acquisition had occurred on the first day of the Reference Period, (c) any sales or other dispositions of assets (other than sales of Hydrocarbons and other mineral products in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period and (d) interest income reasonably anticipated by the Company to be received during the Pro Forma Period from Investments in Permitted Obligations, which Investments exist on the Transaction Date or will exist as a result of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio. For purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. For purposes of calculating the Company's Consolidated EBITDA Coverage Ratio, Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary (which Indebtedness is non-recourse to the Company or any other Subsidiary or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (a) the net income of (i) any Unrestricted Subsidiary and (ii) any other Person in which such Person or any subsidiary thereof has an interest (which interest, in the case of those Persons referred to in clause (ii), does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions actually paid to such Person or its subsidiaries by such other Person in such period; (b) the net income of any subsidiary of such Person that is subject to any Payment Restriction will be excluded to the extent of such Payment Restriction; and (c) (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net gain (but not loss) on the sale or other disposition by such Person or any of its subsidiaries of assets and of the Capital Stock of any subsidiary of such Person, and (iii) after-tax items classified as extraordinary or nonrecurring gains, will each be excluded.

     "Consolidated Net Worth" means with respect to any Person as of any date the amount by which the assets of such Person and its subsidiaries on a consolidated basis exceed (i) the total liabilities of such Person and its subsidiaries on a consolidated basis, plus (ii) Disqualified Capital Stock of such Person or Disqualified Capital Stock of any subsidiary of such Person issued to any Person other than such Person or another wholly owned Subsidiary of such Person, in each case determined in accordance with GAAP.

     "Continuing Directors" means any member of the Board of Directors of the Company on the Issue Date, any director elected since the date thereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors of the Company and any other member of the Board of Directors of the Company who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company.

     "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

     "Disbursement Account" means the custodial account in the name of the Company, under the sole dominion and control of the Trustee, into which the Company, under certain circumstances, will deposit proceeds received pursuant to a release of Collateral from the Security Interest.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, upon the happening of an event or the passage of time would have, a redemption or similar payment due, in each such case on or prior to the Maturity Date.

     "Escrow Account" means that custodial account in the name of the Company, under the sole dominion and control of the Trustee, pursuant to which the Company has deposited the Escrow Funds in immediately available funds.

     "Escrow Funds" means that certain $9.45 million of proceeds from the sale of the Series A Securities to pay interest on the Securities that accrues and is unpaid from the Issue Date through and including the Interest Payment Date of June 1, 1998.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Offer" means the offer by the Company, pursuant to an effective registration statement filed with the SEC, to exchange for any and all of the Series A Securities a like aggregate principal amount of Series B Securities in accordance with the terms and provisions of the Registration Rights Agreement.

     "Exchange Offer Consummation Date" means the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

     "Farmout Interest" means an undivided interest in a portion of the Collateral that has been assigned, transferred, subleased, granted or conveyed pursuant to a farmout, conditional assignment or similar type agreement.

     "Fixed Charges" means, with respect to any Person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period) and (ii) the product of (a) the dividend requirements on Disqualified Capital Stock of such Person and its consolidated subsidiaries and, in the case of the Company, on the Series A Preferred Stock (in each case, whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) (non-cash dividends being valued as determined in good faith by the Board of Directors of such Person, as evidenced by a Board Resolution)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person and its consolidated subsidiaries, expressed as a decimal, and, with respect to all of the foregoing items in this definition, excluding items eliminated in consolidation.

          For purposes of the definition of Fixed Charges, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, subject to the proviso in clause
(c); (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, (provided that, for the period following the date on which the rate actually chosen ceases to be in effect, the Company may designate an optional rate other than that actually chosen, which optional rate shall be deemed to accrue at a fixed per annum equal to the rate of interest on such optional rate in effect on the date Fixed Charges are being calculated); and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with obligations under Interest Rate Agreements attributable to such period.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

     "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Eleven, including a notation in the Securities substantially in the form attached hereto as Exhibit A-1.

     "Holder" means a Person in whose name a Security is registered on the Registrar's books.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

     "Immediate Family" of any specified Person means a spouse, sibling, child or grandchild of such specified Person, whether related through blood, marriage or adoption.

     "Indebtedness" means, with respect to any Person, without duplication, any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the deferred and unpaid balance of the purchase price of any property or interest therein (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within 12 months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 150 days, according to the original terms of sale, unless such account payable is being contested in good faith or has been extended, (iv) for the payment of a Capitalized Lease Obligation of such Person, (v) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction, (vi) with respect to Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (A) the lesser of (1) the full amount of such obligations, and (2) the fair market value of such assets, as determined in good faith by the

Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (B) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), (vii) with respect to production payments in connection with oil and gas properties of such Person, other than any Permitted Production Payment Obligations, (viii) to the extent not otherwise included, under Currency Agreements and Interest Rate Agreements entered into other than in the ordinary course of such Person's business, (ix) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of Disqualified Capital Stock, and, in the case of a subsidiary of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of preferred stock of such subsidiary, and (x) in respect of all Indebtedness of others which such Person has guaranteed, endorsed with recourse (otherwise than for collection, deposit or other similar transactions in the ordinary course of business), agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds or for which such Person has otherwise become liable; provided, however, Indebtedness arising pursuant to clause (iii) of this definition as a result of such account payable becoming overdue by more than 150 days shall only be deemed to be incurred at a time when Indebtedness, other than such Indebtedness, is incurred.

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding, relative to such Person or to its creditors, as such, or its assets, or (b) any liquidation, dissolution, or reorganization proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Interest Rate Agreement" means the obligations of any Person pursuant to any interest swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

     "Investment" means, in respect of any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person and any guaranty of Indebtedness of any other Person. For purposes of Section 4.10 and the definition of Permitted Unrestricted Subsidiary Investments, (i) an "Investment" in an Unrestricted Subsidiary shall be deemed to include and be valued at the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, and (ii) any Investment in an Unrestricted Subsidiary shall be valued at fair market value at the time of such Investment (except, however, when such Investment consists of a loan or advance by a Person to another Person that is of an intercompany or similar nature between such Persons and arises pursuant to an agreement or understanding in the ordinary course of business relating to tax sharing, administrative or similar arrangements, then such Investment shall be valued at fair market value at the time that the investing Person shall have paid monies or transferred other consideration to another Person for the benefit of the Person in whom the agreement to make such loan or advance was made), in each case as determined by the Board of Directors of the Company and such Subsidiary, as applicable, in good faith.

     "Issue Date" means the date of first issuance of the Series A Securities under this Indenture.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters, and (iii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section 4.11.

     "Material Subsidiary" means any Subsidiary of the Company that, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. (S) 230.405 promulgated pursuant to the Securities Act as in effect on the Issue Date, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

     "Maturity Date" means June 1, 2004.

     "Moody's" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

     "Net Available Proceeds" means, with respect to any Asset Disposition of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and (ii) all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Disposition, and in each case net of all Indebtedness which is secured by such Assets, in accordance with the terms of any Lien upon or with respect to such Assets, or that must, by its terms or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition and which is actually so repaid.

     "Net Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Indebtedness of the Company for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities or Indebtedness as adjusted on the books of the Company on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness or securities to the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness or securities, and all other expenses incurred by the Company in connection therewith).

     "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness.

     "Non-Recourse Indebtedness" means Indebtedness that, under the terms thereof or pursuant to applicable law, neither the Company nor any Subsidiary of the Company (other than a Subsidiary being designated as an Unrestricted Subsidiary) is directly or indirectly liable for and there is no recourse against any of the assets or properties of the Company or such Subsidiary.

     "Obligations" mean the due and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and the due and punctual performance of all other obligations of the Company under this Indenture and the Securities.

     "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person.

     "Oil and Gas Hedge Agreements" means, with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that is designed to provide protection against oil and natural gas price fluctuations.

     "Oil and Gas Properties" means all Properties, including equity or other ownership interests therein, owned by any Person that have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).

     "Payment Restriction" means a consensual encumbrance or restriction of any kind (i) on the ability of any of the Subsidiaries (a) to pay dividends or make other distributions on its Capital Stock or make payments on any Indebtedness owed to the Company or any other Subsidiary, (b) to make loans or advances to the Company or any other Subsidiary, or (c) to transfer any of its Property to the Company or any other Subsidiary; or (ii) on the ability of such Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfers of Property.

     "Permitted Indebtedness" means (i) Indebtedness under the Series A Securities and any Series B Securities issued in exchange for Series A Securities of equal principal amount; (ii) Indebtedness outstanding under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed (a) $10.0 million if the Present Value of Oil and Gas Reserves is less than $125.0 million and (b) 15% of the Present Value of Oil and Gas Reserves if the Present Value of Oil and Gas Reserves is equal to or greater than $125.0 million; (iii) the Guarantees of the Securities (and any assumption of the obligations guaranteed thereby); (iv) Permitted Refinancing Indebtedness;
(v) Indebtedness of the Company to any Wholly Owned Subsidiary, and any Indebtedness of any Wholly Owned Subsidiary to the Company or to any Wholly Owned Subsidiary of the Company; provided, that in each case, such Indebtedness has not been incurred in contemplation of any subsequent issuance or transfer of any Capital Stock or any other event that would result in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary), and if incurred in contemplation of any of the foregoing events, then such Indebtedness shall be deemed to be incurred and shall be treated as an incurrence of Indebtedness for purposes of Section 4.9 at the time the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (vi) obligations arising in connection with Oil and Gas Hedge Agreements of the Company or a Subsidiary; (vii) Permitted Operating Obligations; (viii) other Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of $5.0 million or 5% of Adjusted Consolidated Net Tangible Assets; and (ix) Indebtedness outstanding on the Issue Date. Permitted Refinancing Indebtedness that constitutes a refinancing of amounts referred to in clauses (ii) and (viii) shall be deemed to be incurred pursuant to and subject to the limitations in clauses (ii) and (viii), respectively. The Company may elect at any time that amounts of Indebtedness incurred under clauses (ii) or (viii) be deemed to be incurred pursuant to the first paragraph of
Section 4.9 (if then permitted to be so incurred), in which event such amounts so incurred shall be deemed not to be incurred under clause (ii) or (viii); provided, however, any such Indebtedness deemed not to be incurred under clause
(ii) shall still be treated as Indebtedness under and governed by the Bank Credit Agreement for purposes of all other provisions of this Indenture.

     "Permitted Industry Investments" means (i) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein;
(ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, or (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; (iii) Investments by the Company or any Subsidiary in any Subsidiary (or in any Person that becomes a Subsidiary as a result of such Investment) that are not subject to any Payment Restriction; (iv) Investments in the Company or another Subsidiary that are not subject to any Payment Restriction by any Subsidiary; and (v) Investments of operating funds on behalf of co-owners of Oil and Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

     "Permitted Investments" means Permitted Obligations and Permitted Industry Investments (in each case, other than Investments in Unrestricted Subsidiaries).

     "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for such adequate reserves have been established to the extent required by GAAP, (ii) landlord's, carriers, warehouseman's, storage, mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business, (iii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Company Properties or minor imperfections in title thereto which, in the aggregate, are not material in amount, and that do not in any case materially detract from the Company Properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Subsidiaries, (iv) Liens on, or related to,

Properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, transportation, marketing or storage, or operation thereof, (v) Liens on pipeline or pipeline facilities, Hydrocarbons or Company Properties that arise out of operation of law, (vi) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made, (vii) (a) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company, (b) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Subsidiary, or (c) Liens upon any Property of a Person existing at the time such Person becomes a Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided further that in each such case no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property being acquired and improvements thereon, (viii) Liens existing on the Issue Date, (ix) Liens on deposits made in the ordinary course of business, including, without limitation, pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature incurred in the ordinary course of business, (x) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank, (xi) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, production sales contracts, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Company Properties, (xii) Liens upon any Property that were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property so acquired and improvements thereon, (xiii) Liens securing the Securities and the Guarantees,
(xiv) with respect to any Company Properties, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operating, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such Property, (xv) Liens upon any Property securing obligations under hedging agreements, swap agreements or other similar agreements entered into for the purpose of protecting against fluctuations in oil or natural gas prices and (xvi) Liens upon any Property securing Indebtedness under the Bank Credit Agreement; provided that, if such Property is part of the Collateral, the amount of Indebtedness so secured by such Liens does not exceed, at the time of and after giving effect to the incurrence of such Indebtedness, the greater of (A) $10.0 million if the ratio of the Company's Consolidated EBITDA to all of the Company's consolidated interest expense paid or accrued in accordance with GAAP for the prior four quarter period (including amortization of original issue discount and the interest portion of deferred payment obligations) is equal to or exceeds 1.5 to 1 and the Adjusted Consolidated Net Tangible Assets at such time equals or exceeds 120% of the Company's Consolidated Indebtedness or (B) the amount, if any, that Adjusted Consolidated Net Tangible Assets at such time exceeds 200% of the Company's Consolidated Indebtedness.

     "Permitted Obligations" means (a) the following kinds of instruments if, in the case of instruments referred to in clauses (i) through (iv) below, on the date of purchase or other acquisition of any such instrument by the Company, any Subsidiary or, in the case of the Disbursement Account and the Escrow Account, the Trustee, the remaining term to maturity is not more than one year: (i) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital, surplus or undivided profits (as of the date of such institution's most recently published financial statements), in excess of $100.0 million; and (iv) commercial paper issued by any Person, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 by S&P and P-1 by Moody's; and (b) money market mutual or similar funds having assets in excess of $100.0 million.

     "Permitted Operating Obligations" means Indebtedness of the Company or any Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Subsidiary in the ordinary course of business (excluding obligations related to the purchase by the Company or any Subsidiary of Hydrocarbons for which the Company or such Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

     "Permitted Production Payment Obligations" means obligations with respect to production payments entered into in the ordinary course of the Company's or any Subsidiary's business, which obligations are non-recourse to the Company and its Subsidiaries other than to Hydrocarbon production from the properties subject to such obligations.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or any Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer as required by the terms of the Securities) outstanding Indebtedness of the Company or any Subsidiary, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Securities or the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Securities or the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
GAAP) plus the amount of reasonable fees and expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

     "Permitted Unrestricted Subsidiary Investments" means Investments in Unrestricted Subsidiaries in a cumulative aggregate amount (in cash or the fair market value of property other than cash, as determined in good faith by the Board of Directors of the Company) not to exceed the sum of (i) $3.0 million and
(ii) cash or Cash Equivalent distributions made from any Unrestricted Subsidiary and received, after the Issue Date, as such by the Company, provided that any amount included in this clause (ii) shall be deducted from any amounts referred to in clause (y)(3) of Section 4.10. Notwithstanding the foregoing, Permitted Unrestricted Subsidiary Investments shall also include any Investments in Unrestricted Subsidiaries to the extent such Investment consists of (A) Qualified Capital Stock of the Company or (B) amounts referred to in clause
(y)(2) of Section 4.10, which Investments shall be excluded from the sum in the previous sentence, provided that the amount of any Investments pursuant to clause (B) shall be deducted from amounts referred to in clause (y)(2) of
Section 4.10.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of an entity means the Capital Stock of that entity which is preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation, over the shares of any other class or series of Capital Stock of said entity.

     "Present Value of Oil and Gas Reserves" means the discounted future net cash flows from proved oil and gas reserves of the Company and its consolidated Subsidiaries, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated by independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of the fiscal year of the Company, as estimated by Company engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change if the amount of Adjusted Consolidated Net Tangible Assets or Permitted Indebtedness is required to be computed under this Indenture).

     The term "principal" of a debt security means the principal amount of the security plus the premium, if any, on the security.

     "Principals" means (i) McLain J. Forman, (ii) Persons controlled by
McLain J. Forman, (iii) any member of the Immediate Family of McLain J. Forman,
(iv) a corporation that is wholly owned by any member of the Immediate Family of McLain J. Forman, (v) a testamentary trust, the sole beneficiaries of which are members of the Immediate Family of McLain J. Forman or (vi) the Officers of the Company, and "Principal" means any one of such Persons.

     "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A attached hereto.

     The term "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

     "Public Equity Offering" means an underwritten public offer and sale of common stock (that is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Purchase Agreement" means the Purchase Agreement dated June 3, 1997, between the Company and the Purchaser.

     "Purchaser" means the initial purchaser of Series A Securities named in
Schedule I attached to the Purchase Agreement.

     "Purchase Money Obligations" means indebtedness evidenced by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by the Company or any Subsidiary; provided, however, that such term shall not include any account payable or any other indebtedness incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" has the meaning attributed thereto in Rule 144A under the Securities Act.

     "Registration Default" shall have the meaning ascribed thereto in the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement dated June 3, 1997, between the Company and the Purchaser, substantially in the form attached hereto as Exhibit B, with such changes thereto that do not have a material adverse effect on the Holders.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Person" means (i) any Affiliate of the Company, (ii) any individual or other Person who directly or indirectly holds 10% or more of the combined voting power of the then outstanding Voting Stock of the Company, (iii) any relative of any individual referred to in clauses (i), (ii) and (iv) hereof by blood, marriage or adoption not more remote than first cousin and (iv) any officer or director of the Company.

     "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company or any Subsidiary that is subordinate in right to the Securities or the Guarantees, provided, however, that any such acquisition shall be deemed not to be a Restricted Debt Prepayment to the extent it is made
(x) in exchange for or with the proceeds from the substantially concurrent issuance of Qualified Capital Stock or (y) in exchange for or with the proceeds from the substantially concurrent issuance of Indebtedness, in a principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not to exceed the lesser of (i) the principal amount of Indebtedness being acquired in exchange therefor (or with the proceeds therefrom) and (ii) if such Indebtedness being acquired was issued at an original issue discount, the original issue price thereof plus amortization of the original issue discount at the time of the incurrence of the Indebtedness being issued in exchange therefor (or the proceeds of which will finance such acquisition), and provided further that any such Indebtedness shall have an Average Life not less than the Average Life of the Indebtedness being acquired, and shall contain subordination and default provisions no less favorable, in any material respect, to holders of the Securities than those contained in such Indebtedness being acquired.

     "Restricted Payment" means any (i) Stock Payment, (ii) Investment (other than Permitted Investments and other than Permitted Unrestricted Subsidiary Investments) or (iii) Restricted Debt Prepayment.

     "Restricted Security" has the meaning attributed thereto in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether or not any Security is a Restricted Security.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. and any successor to the rating agency business thereof.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means, with respect to any Person, any Indebtedness of such Person that is secured by a Lien.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Series A Securities or any Series B Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Documents" means, collectively, the Assignment, the Assigned Mortgage and the Replacement Mortgages, as the same may be in force from time to time.

     "Security Interest" means the Lien on the Collateral created by this Indenture and the Security Documents in favor of the Trustee for the benefit of the Holders.

     "Series A Preferred Stock" means the series of Preferred Stock of the Company designated as Series A Cumulative Preferred Stock, $.01 par value.

     "Series A Securities" means the 13.5% Senior Secured Notes due 2004, Series A, being issued and sold pursuant to the Purchase Agreement and this Indenture.

     "Series B Securities" means the 13.5% Senior Secured Notes due 2004, Series B, being issued and sold pursuant to the Registration Rights Agreement and this Indenture.

     "Stock Payment" means, with respect to any Person, (a) the declaration or payment by such Person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (except for the issuance of Qualified Capital Stock pursuant to the exercise thereof), or (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such Person's or any of its subsidiaries' Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include (i) any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock payable to the Company or a Wholly-Owned Subsidiary, or (ii) the payment of pro rata dividends to holders of minority interests in Capital Stock of a Subsidiary.

     "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Securities or the Guarantees, as the case may be.

     "Subordination Agreement" means an agreement between the Company and any lender pursuant to the terms of the Bank Credit Agreement, substantially in the form attached hereto as Exhibit C, with such changes thereto that do not have a material adverse effect on the Holders.

     A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person, (ii) a partnership in which such Person or a wholly-owned subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its wholly-owned subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a wholly-owned subsidiary of such Person or such Person and one or more wholly-owned subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Subsidiary" means any subsidiary of the Company; provided, that an Unrestricted Subsidiary shall not be deemed a subsidiary of the Company for purposes of this Indenture.

     "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Eleven and (ii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3.

     "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

     "United States" means the United States of America.

     "Unrestricted Subsidiary" means (1) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (A) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (B) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter, consist of Non-Recourse Indebtedness; (C) the Company certifies that such designation complies with Section 4.10; and (D) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and the Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, such Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of Section 4.9 on a pro forma basis taking into account such designation.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors' qualifying shares, if applicable) of which is owned by the Company or another Wholly-Owned Subsidiary.

     Section 1.2   Other Definitions.

                   Term                            Defined in Section

     "Agent Members"...................................   2.7
     "Bankruptcy Law"..................................   6.1
     "Change of Control Offer".........................   4.16
     "Change of Control Notice"........................   4.16
     "Change of Control Purchase Date".................   4.16
     "Collateral"......................................   12.1
     "Custodian".......................................   6.1
     "DTC".............................................   2.1
     "Event of Default"................................   6.1

     "Funding Guarantor"...............................   11.5
     "Global Security".................................    2.1
     "incur"...........................................    4.9
     "Net Proceeds Offer"..............................   4.11
     "Net Proceeds Offer Amount".......................   4.11
     "Net Proceeds Payment Date".......................   4.11
     "Paying Agent"....................................    2.3
     "Physical Securities".............................    2.1
     "Project Period"..................................   4.11
     "Registrar".......................................    2.3
     "Related Person Transaction"......................   4.14
     "Released Interests"..............................   12.5
     "Replacement Mortgages"...........................   4.21
     "Security Register"...............................    2.6
     "U.S. Government Obligations".....................    8.2

     Section 1.3   Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

          "indenture securities" means the Securities and the Guarantees.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Guarantees.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

     Section 1.4   Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accor dance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

          (6) provisions apply to successive events and transactions;

          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (8) when used with reference to the Securities, the expression "of like tenor" refers to Securities of the same series.


                                  ARTICLE TWO

                                THE SECURITIES

     Section 2.1   Form and Dating.

          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Guarantees, as the case may be, as evidenced by their execution of such Securities or notations of Guarantees, as the case may be.

          Except as indicated in the next succeeding paragraph, Securities (including the notations thereon relating to the Guarantees and the Trustee's certificate of authentication) shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibits A, A-1 and A-2 (each being herein called a "Global Security") deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), duly executed by the Company and authenticated by the Trustee as hereinafter provided, and each shall bear the legend set forth on Exhibit A hereto. Subject to the limitation set forth in Section 2.2, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

          Securities (including the notations thereon relating to the Guarantees and the Trustee's certificate of authentication) originally issued and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued, and Securities originally offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibits A and A-1 ("Physical Securities"). The Securities may also have such insertions, omissions, substitutions and variations as may be permitted by or consistent with this Indenture. The provisions of Exhibits A, A-1 and A-2 are part of this Indenture. The Securities may have notations, legends and endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Section 2.2   Execution and Authentication.

          One Officer and the Secretary or an Assistant Secretary of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Physical Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The aggregate principal amount of Series A Securities that may be authenticated and delivered under this Indenture for original issue is limited to $70.0 million, and the aggregate principal amount of Series B Securities that may be authenticated and delivered under this Indenture for original issue is limited to $70.0 million. The aggregate principal amount of Securities outstanding at any one time may not exceed $70.0 million except as provided in
Section 2.8.

          The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

          As provided in the Registration Rights Agreement and subject to the limitations set forth therein, at the option of the Holders, the Series A Securities shall be exchangeable for Series B Securities of like aggregate principal amount pursuant to the Exchange Offer.

          At any time after the execution and delivery of this Indenture, the Company may deliver Series A Securities executed by the Company and, if there are Subsidiary Guarantors, having the notations of Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series A Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series A Securities with the notations of Guarantees thereon, if applicable, as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series A Securities to be authenticated and the date on which the original issue of Series A Securities is to be authenticated. In addition, on or prior to the Exchange Offer Consummation Date, the Company may deliver Series B Securities executed by the Company and, if there are Subsidiary Guarantors, having the notations of Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series B Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series B Securities with the notations of Guarantees thereon, if applicable, as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series B Securities to be authenticated and the date on which the Series B Securities are to be exchanged for an equal principal amount of Series A Securities.

          In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon a request from the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 2.3   Registrar and Paying Agent.

          The Company shall maintain an office or agency designated pursuant to
Section 4.4 where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency designated pursuant to
Section 4.4 where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

          The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

     Section 2.4   Paying Agent to Hold Money in Trust.

          On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal and interest becoming due. The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Securities, and to notify the Trustee of any Default by the Company or any Subsidiary Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, such Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as separate trust funds all money held by it as Paying Agent.

     Section 2.5   Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the name and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA (S) 312(a).

     Section 2.6   Transfer and Exchange.

          The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee.

          Subject to the provisions of this Section 2.6 and Section 2.7, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.4, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, each such Security having the notation of Guarantees thereon.

          Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in book entry form.

          At the option of any Holder, Securities may be exchanged for other Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company designated pursuant to Section 4.4. Further, at the option of any Holder Series A Securities may be exchanged, pursuant to the Exchange Offer, for Series B Securities of like aggregate principal amount, upon surrender of the Series A Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute notations of Guarantees on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities and the Guarantees noted thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. As a special condition to registration of transfer or exchange of any Restricted Securities involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by Section 2.14. The following additional special conditions shall apply to the indicated types of transfers or exchanges:

          (a) Respecting any requested registration of transfer or exchange of Restricted Securities in the form of Physical Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

               (1) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-3 hereto); or

               (2) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit A-3 hereto); or

               (3) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit A-3 hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (4) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (5) if such Physical Security is being transferred in reliance on Rule 144 promulgated under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (6) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

          (b) Respecting any requested exchange of a Physical Security for a beneficial interest in a Global Security, such Physical Security shall be accompanied, in the sole discretion of the Company, by the following additional information and documents:

               (1) a certification, substantially in the form of Exhibit A-3 hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

               (2) written instructions directing the Registrar to make, or to direct DTC to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security;

     whereupon the Registrar shall cancel such Physical Security and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon a request from the Company authenticate a new Global Security in the appropriate amount.

          (c) Any Person having a beneficial interest in a Global Security may upon request to the Registrar exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions (or such other form of instructions as is customary for DTC) from DTC or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Restricted Securities, the following additional information and documents:

               (1) if such beneficial interest is being transferred to the Person designated by DTC as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit A-3 hereto); or

               (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit A-3 hereto); or

               (3) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (4) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (5) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

               (6) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of a request from the Company, the Trustee will authenticate and deliver to the transferee a Physical Security. Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from Agent Members or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to the Exchange Offer or Section 2.11, 3.6 or 9.5 not involving any transfer.

          Neither the Trustee, the Registrar nor the Company shall be required
(i) to issue, register the transfer of or exchange any Physical Security during a period of 30 days before a selection of Securities to be redeemed or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

     Section 2.7   Book-Entry Provisions for Global Securities.

          Each Global Security shall be (i) registered in the name of DTC or its nominee, (ii) delivered to the Trustee as custodian for DTC and (iii) bear the legend set forth in Exhibit A-2 hereto.

          Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of DTC and the provisions of Section 2.6. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Physical Securities within 30 days of such request) or (3) the Company determines not to have the Securities represented by the Global Security and notifies DTC and the Registrar thereof.

          In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon request of the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          The Holders of a Global Security may grant proxies or otherwise authorize any Persons, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     Section 2.8   Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee, the Company or any Subsidiary Guarantor that is sufficient in the judgment of the Company, the Subsidiary Guarantors and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security.

     Section 2.9   Outstanding Securities.

          Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. Except as set forth in Section 2.10, a Security does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

     Section 2.10  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows, without investigation by the Trustee, are so owned shall be so disregarded.

     Section 2.11  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities surrendered to it.

     Section 2.12  Cancellation.

          The Company or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration, transfer, exchange, payment or cancellation and shall destroy canceled Securities or retain canceled Securities in accordance with the Trustee's standard retention policy unless the Company directs their return to the Company. Except as provided in Section 2.8, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

          Securities that are mandatorily or optionally redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer, or pursuant to a Change of Control Offer, or that are otherwise acquired by the Company, will be surrendered to the Trustee for cancellation.

     Section 2.13  Defaulted Interest.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner (plus interest on such defaulted interest to the extent lawful) to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.1. The Company shall fix the special record date and payment date. At least 10 days before the special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     Section 2.14  Private Placement Legend.

          (a) All Series A Securities issued hereunder on the Issue Date shall bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act, which fact has been certified to the Trustee in an Officers' Certificate. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.

          (b) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     Section 2.15  Additional Interest Under Registration Rights Agreement.

          Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                 ARTICLE THREE

                                  REDEMPTION

     Section 3.1   Notice to Trustee.

          If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section 3.1 at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee). Any notice given pursuant to this Section 3.1 may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 3.2   Selection of Securities To Be Redeemed.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

     Section 3.3   Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued; and

          (7) the subparagraph of paragraph 5 of the Securities pursuant to which the Securities called for redemption are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Section 3.4   Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

     Section 3.5   Deposit of Redemption Price.

          On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited that is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal, including from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1.

     Section 3.6   Securities Redeemed in Part.

          Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in aggregate amount to the unredeemed portion of the Security surrendered.


                                 ARTICLE FOUR

                                   COVENANTS

     Section 4.1   Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal of and interest on the Securities shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          The Company shall notify the Trustee and any Paying Agent immediately upon the occur rence of any Registration Default and, with respect to Additional Interest payments pursuant to Section 4 of the Registration Rights Agreement, the Company shall notify the Trustee and any Paying Agent prior to the date of any interest payment of the amount of Additional Interest payable to each Holder.

     Section 4.2   SEC Reports.

          (a) Each of the Company and the Subsidiary Guarantors shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that each of the Company and the Subsidiary Guarantors is required to file with the SEC pursuant to Section 1.3 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 1.3 or 15(d) of the Exchange Act, the Company shall file with the Trustee such reports, information and other documents as required pursuant to Section 4.17. The Company and each of the Subsidiary Guarantors also shall comply with the other provisions of TIA
(S) 3.14(a).

          (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to stockholders.

          (c) The Company and the Subsidiary Guarantors shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section 4.2.

     Section 4.3   Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. Such Officers' Certificate shall comply with TIA (S) 314(a)(4).

          (b) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this

Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

          (c) The Company shall promptly deliver to the Trustee an Officers' Certificate notifying the Trustee of any refunding, refinancing or replacement of each Bank Credit Agreement.

     Section 4.4   Maintenance of Office or Agency.

          The Company will maintain in the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.5   Corporate Existence.

          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of the Company and each Material Subsidiary and the material rights (charter and statutory) and material franchises of the Company and the Material Subsidiaries; provided, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

     Section 4.6   Waiver of Stay, Extension or Usury Laws.

          The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, that would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.7   Payment of Taxes and Other Claims.

          The Company and each Material Subsidiary will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or upon the income, profits or property of the Company or any Material Subsidiary other than any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien (other than a Permitted
Lien) upon the property of the Company or any Material Subsidiary, in each case except to the extent the failure to do so would have, in the judgment of the Company, a material adverse effect on the Company and the Subsidiaries taken as a whole.

     Section 4.8   Maintenance of Properties and Insurance.

          (a) The Company shall cause all material Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.8 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any such Property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business and not adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     Section 4.9   Limitation on Incurrence of Additional Indebtedness.

          The Company will not, and will not permit any of the Subsidiaries directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default with respect to the Securities shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and the Subsidiaries or any of them may incur Indebtedness if on the date of the incurrence, (i) both (A) the Company's Consolidated EBITDA Coverage Ratio would have been greater than 2.25 to 1.0 for the period from the Issue Date through May 31, 1998 and 2.5 to 1.0 from June 1, 1998, and thereafter, respectively, and
(B) the Adjusted Consolidated Net Tangible Assets are equal to or greater than

150% of Indebtedness of the Company and the Subsidiaries, or (ii) the Adjusted Consolidated Net Tangible Assets are equal to or greater than 250% of Indebtedness of the Company and the Subsidiaries.

          For purposes of determining any particular amount of Indebtedness incurred under this Section 4.9, (i) guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) any Indebtedness incurred by the Company or any Subsidiary incurred for, or related to, a Person other than another Subsidiary or the Company, as applicable, shall be deemed to be in an amount equal to the greater of (i) the lesser of (A) the full amount of the Indebtedness of such other Person or (B) the fair market value of the assets and properties of the Company or such Subsidiary, as to which the holder or holders of such Indebtedness are expressly limiting the obligations of the Company or such Subsidiary, the value of which assets and properties of the Company or any Subsidiary will be as determined in good faith by the Board of Directors of the Company or such Subsidiary, as applicable (which determination shall be evidenced by a Board Resolution of the applicable Person), and (ii) the amount of the Indebtedness of such other Person as has been expressly contractually assumed or guaranteed by the Company or such Subsidiary.

     The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Securities or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are the most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

          Notwithstanding anything to the contrary in this Section 4.9, no Subsidiary that is not already a Subsidiary Guarantor shall incur any Indebtedness with respect to any Indebtedness of the Company or any other Subsidiary unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee of the Securities, such Guarantee to be a senior unsecured obligation of such Subsidiary.

     Section 4.10  Limitation on Restricted Payments.

          The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment, if at the time of such Restricted Payment, or on a pro forma basis after giving effect thereto:

          (x) a Default or an Event of Default under this Indenture has occurred and is continuing;

          (y) the aggregate amount expended for all Restricted Payments subsequent to the Issue Date exceeds the sum of (without duplication):

               (1) 50% of aggregate Consolidated Net Income (net of losses resulting from full costs ceiling writedowns attributable to any oil and gas properties of the Company or any Subsidiary) of the Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on the Issue Date and ending on the last date of the Company's fiscal quarter immediately preceding such Restricted Payment; plus

               (2) 100% of the aggregate Net Proceeds received by the Company from any Person other than a Subsidiary from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock (excluding (A) any Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Qualified Capital Stock and (C) any Qualified Capital Stock with regard to issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid); plus

               (3) to the extent not otherwise included in Consolidated Net Income, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment) other than amounts constituting Permitted Unrestricted Subsidiary Investments; plus

               (4)  $1.0 million; or

          (z) the Company would not be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) as provided in the first paragraph of Section 4.9.

     The foregoing provisions of this covenant will not prevent the payment of
(a) any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration and (b) cash dividends by the Company in respect of its Series A Preferred Stock if (i) no Default or Event of Default under this Indenture shall have occurred and be continuing at the time or as a consequence of the payment of such cash dividends and (ii) on the date of the payment of such cash dividends and after giving effect to such payment, the Company's Consolidated EBITDA Coverage Ratio would have been greater than 1.5 to 1.0; provided, however, that payments made in accordance with this paragraph shall be counted for purposes of computing amounts expended pursuant to subclause (y) in the immediately preceding paragraph. The Company will not issue any additional shares of its Series A Preferred Stock except for dividends paid in kind.

     Section 4.11  Limitation on Disposition of Assets.

          The Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

          (a) in the case of any Asset Disposition or series of related Asset Dispositions having a fair market value of more than $5.0 million, the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value as determined by either
     (a) a majority of the disinterested directors of the Company or (b) a nationally recognized investment banking firm,

          (b) at least (i) 70% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Disposition shall be in the form of cash or Cash Equivalents and is received at the time of such Asset Disposition and (ii) 15% of such consideration received if in a form other than cash or Cash Equivalents is converted into or exchanged for cash or Cash Equivalents within 120 days of such Asset Disposition, and

          (c) within 365 days following the receipt of the Net Available Proceeds from such Asset Disposition, 100% of the Net Available Proceeds from such Asset Disposition are applied by the Company or such Subsidiary:

               (i) to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid;

               (ii) at the Company's option to the extent that such Net Available Proceeds are not applied to repay Indebtedness, to Permitted Industry Investments made by the Company or a Subsidiary (or, to the extent not so applied during such 365 day period, to Permitted Industry Investments specifically identified during such 365 day period reasonably anticipated in good faith by the Board of Directors of the Company to be expended within 180 days after being specifically identified (such 180-day period, the "Project Period")); and

               (iii) to the extent that any Net Available Proceeds are not applied to repay Indebtedness or applied or to be applied to Permitted Industry Investments, to make an offer to purchase (the "Net Proceeds Offer") (on a Business Day (the "Net Proceeds Payment Date") not later than the later of (1) 365 days following the receipt of such Net Available Proceeds or (2) in the case of application of proceeds intended to be applied under clause (b), 35 Business Days following any Project Period) the Securities at a price equal to 100% of the principal amount of the Securities plus accrued interest to the Net Proceeds Payment Date.

          Notwithstanding the foregoing, the Company and its Subsidiaries will not be required to apply any Net Available Proceeds in accordance with such provisions except to the extent that the Net Available Proceeds from all Asset Dispositions that are not applied in accordance with such provisions exceed $5.0 million.

          Notice of a Net Proceeds Offer to purchase the Securities will be made on behalf of the Company not less than 25 Business Days nor more than 60 Business Days before the Net Proceeds Payment Date. Securities tendered to the Company pursuant to a Net Proceeds Offer will cease to accrue interest after the Net Proceeds Payment Date. The Company will not be entitled to any credit against the above obligations for the principal amount of Securities previously acquired by the Company. For purposes of this covenant, the term "Net Proceeds Offer Amount" means the principal of outstanding Securities in an aggregate principal amount equal to any remaining Net Available Proceeds.

          To exercise the repurchase right, the Holder must deliver on or before the fifth calendar day prior to the Net Proceeds Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, and (ii) if the Net Proceeds Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date; provided, however, that with respect to Securities held of record by DTC, the Company or its designated agent may accept as tendered for repurchase pursuant to this Section
4.11 Securities tendered by means of book entry in accordance with the normal procedures of

DTC, provided that any such interest amount shall be delivered by the Holder to the Company or its designated agent.

          On the Net Proceeds Payment Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount of Securities as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount, and (iii) deliver or cause to be delivered to the Trustee, Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. If the aggregate principal amount of Securities tendered exceeds the Net Proceeds Offer Amount, the Trustee will select the Securities to be purchased on a pro rata basis based on the principal amount of Securities so tendered. The Paying Agent will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders of Physical Securities a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.11, the Trustee will act as the Paying Agent. The Company may make Asset Dispositions in accordance with this Section 4.11 and receive consideration in the form of equity, partnership or other ownership interests where it might not control such resulting entity.

     Section 4.12  Limitation on Liens Securing Indebtedness.

          The Company will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective Properties securing (i) any Indebtedness of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness of any Subsidiary Guarantor, unless the Securities or the Guarantees, as the case may be, are equally and ratably secured; provided that if such Indebtedness is expressly subordinated to the Securities or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or the Guarantees, with the same relative priority as such Subordinated Indebtedness will have with respect to the Securities or the Guarantees, as the case may be.

     Section 4.13  Limitation on Payment Restrictions Affecting Subsidiaries.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any Payment Restriction, except for such encumbrances or restrictions existing under or by reason of (A) the Bank Credit Agreement, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (C) any instrument governing Indebtedness of a Person acquired by the Company or a Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition, (D) with respect to clauses (i)(c) and (ii)(c) contained in the definition of Payment Restriction, Purchase Money Obligations for Property acquired in the ordinary course of business, (E) Indebtedness existing pursuant to a written agreement in effect on the date of this Indenture, (F) Indebtedness under this Indenture, or
(G) Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (A), (C), (D), (E) or (F) above; provided that the Payment Restrictions contained therein are not materially more restrictive than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

     Section 4.14  Limitation on Transactions with Related Persons.

          Neither the Company nor any of the Subsidiaries will (i) sell, lease, transfer or otherwise dispose of any of its Property to, (ii) purchase any property from, (iii) make any Investment (other than Permitted Unrestricted Subsidiary Investments and other Investments in accordance with the provisions of Section 4.10) in, or (iv) enter into any contract or agreement with or for the benefit of, a Related Person of the Company or any Subsidiary (other than the Company or any such Subsidiary in which no Related Person (other than the Company or another Wholly Owned Subsidiary) owns, directly or indirectly, an equity interest) (a "Related Person Transaction"), other than Related Person Transactions that are on terms (which terms are in writing) no less favorable to the Company or a Subsidiary, as applicable, than could be obtained in a comparable arm's length transaction from an unaffiliated party; provided that, if the Company or any Subsidiary enters into a Related Person Transaction or s eries of Related Person Transactions involving or having an aggregate value of more than (i) $1.0 million, such Related Person Transaction will have been approved by a majority of the disinterested directors of the Company and (ii) $5.0 million ($1.0 million if there are no disinterested directors of the Company), such Related Person Transaction will have been determined by a nationally recognized investment banking firm to be fair from a financial standpoint to the Company and its Subsidiaries. Notwithstanding anything to the contrary in the foregoing, the foregoing restrictions shall not apply to (i) Related Person Transactions that are approved by the Board of Directors of the Company and such Subsidiary, if applicable, as in the best interests of the Company or such Subsidiary, which transactions together with all other Related Person Transactions in a related series involve or have an aggregate value not exceeding $1.0 million in each fiscal year; (ii) fees and compensation paid to or agreements with officers, directors, employees or consultants of the Company or any Subsidiary in each case that are reasonable, as determined by the Board of Directors or senior management thereof in good faith; and (iii) Restricted Payments that are not prohibited by Section 4.10.

     Section 4.15  Limitation on Conduct of Business.

          The Company and the Subsidiaries will be operated in a manner such that it will not engage in any business other than the exploration for and the development, acquisition, production, gathering, treating, processing, marketing, storage, selling and transportation of, Hydrocarbons and such other businesses as are reasonably necessary or desirable to facilitate the conduct and operations of the foregoing businesses.

     Section 4.16  Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then outstanding Securities from the Holders of such Securities at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section 4.16. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered pursuant to a Change of Control Offer and not withdrawn.

          (b) The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

          (c) Not later than the 30th day following the occurrence of the Change of Control, the Company shall mail to the Trustee and to each Holder of the Securities a notice (the "Change of Control Notice") stating:

          (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

          (2) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

          (3) a purchase date (the "Change of Control Purchase Date"), which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of a Change of Control;

          (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

          (5) that unless the Company defaults in making payments therefor, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (6) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section 4.16.

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

          (d) To exercise the repurchase right, the Holder must deliver, on or before the fifth calendar day prior to the Change of Control Purchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Change of Control Purchase Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date; provided, however, that with respect to Securities held of record by DTC, the Company or its designated agent may accept as tendered for repurchase pursuant to this
Section 4.16 Securities tendered by means of a book entry in accordance with the normal procedures of DTC, provided that any such interest amount shall be delivered by the Holder to the Company or its designated agent. Notwithstanding the foregoing, if prior to the date that a Change of Control Notice is required to be mailed, a notice of optional redemption of all of the outstanding Securities has been mailed in accordance with the terms of this Indenture, the Company's obligation to send the Change of Control Notice shall be suspended (unless the Company shall default in the payment of the redemption price or accrued interest).

          (e) On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. DTC, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders of Physical Securities a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          (f) The Company, to the extent applicable and if required by law, will comply with Sections 1.3 and 1.4 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations that may then be applicable to any offer by the Company to purchase the Securities pursuant to the provisions of this Section 4.16.

     Section 4.17  Provision of Financial Information.

          The Company shall file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 1.3 or 1.5 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Securities (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities promptly upon written request.

     Section 4.18  Registration Rights Agreement.

          The Company will comply with all of the terms and provisions of the Registration Rights Agreement, including, without limitation, its obligation to pay Additional Interest (as defined therein) and to notify the Trustee immediately of the occurrence of any Registration Default (as defined therein) thereunder.

     Section 4.19  Qualification of Indenture.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

     Section 4.20  Payment of Existing Secured Debt.

          Concurrently with the execution of this Indenture, the Indebtedness under the Endowment Energy Partners loan, the Endowment Energy Co-Investment Partnership loan and the Joint Energy Development Investments Limited Partnership loan shall be paid in full.

     Section 4.21  Replacement Mortgages.

          The Company will enter into one or more Acts of Mortgage, Security Agreement, Assignment of Production and Financing Statement (the "Replacement Mortgages") in form and substance acceptable to the Purchaser covering the Collateral together with any related documents within 60 days of the Issue Date, which Replacement Mortgages shall replace the Assigned Mortgage. The Company will cause to be prepared by title attorneys acceptable to the Purchaser and to be delivered to the Purchaser title opinions in form and substance satisfactory to the Purchaser covering the Collateral within 60 days of the Issue Date.

     Section 4.22  Impairment of Security Interest.

          Subject to any Subordination Agreement, neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Security Interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral other than Liens securing the Bank Credit Agreement and Liens permitted by the Security Documents. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to any Subordination Agreement, this Indenture, the Securities and the Security Documents.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

     Section 5.1   When Company May Merge, etc.

          The Company shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its Property to any Person, unless:

          (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the Property of the Company is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

          (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or, if not the Company, the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

          (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or, if not the Company, the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under the test, described in the first paragraph of
     Section 4.9.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     Section 5.2   Successor Corporation Substituted.

          Upon any consolidation, merger, conveyance, lease or transfer in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.


                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

     Section 6.1   Events of Default.

     An "Event of Default" occurs upon:

          (1) default in the payment of principal of, or premium, if any, on, the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including failure of the Company to repurchase the Securities required to be repurchased, at the required purchase price, upon a Change of Control or in the event of a Net Proceeds Offer, and failure to make any optional redemption payment;

          (2) default in the payment of any installment of interest on the Securities when due (including any interest payable in connection with optional redemption payments) and continuance of such default for 30 days;

          (3) default on any other Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary if either (a) such default results from the failure to pay principal of, premium, if any, or interest on any such Indebtedness when due which aggregates in excess of $5.0 million and continuance of such default beyond any applicable cure, forbearance or notice period, or (b) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity, without such default and acceleration having been rescinded or annulled within a period of 10 days, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default, or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (4) default in the performance, or breach, of any other covenant of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% in principal amount of the outstanding Securities;

          (5) the entry by a court of one or more judgments or orders against the Company, any Subsidiary Guarantor or any other Subsidiary in an aggregate amount in excess of $5.0 million and which are not covered by insurance written by third parties that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

          (6) a Guarantee by a Subsidiary Guarantor that is a Material Subsidiary shall cease to be in full force and effect (other than a release of a Guarantee by designation of a Subsidiary Guarantor as an Unrestricted Subsidiary) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

          (7) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing that it generally is unable to pay its debts as the same become due;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief (with respect to the petition commencing such case) against the Company or any Material Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its respective property, or

               (C) orders the liquidation of the Company or any Material Subsidiary,

          and the order or decree remains unstayed and in effect for 60 days; or

          (9) any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms or the terms of this Indenture), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company denies any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents and a Bank Credit Agreement.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 6.2   Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (7) and (8)) under Section 6.1 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then outstanding may declare the unpaid principal of (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses (7) or (8) above occurs, all unpaid principal of, premium, if any, and accrued interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Except as set forth in the first sentence of this paragraph, the Company hereby waives presentment, demand, notice of dishonor, notice of acceleration, notice of intent to accelerate, and all other notices and demands.

          The Holders of a majority in principal amount of the then outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

     Section 6.3   Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.4   Waiver of Past Defaults.

          Subject to Sections 6.7 and 9.2, the Holders of at least a majority in principal amount of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Securities, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

     Section 6.5   Control by Majority.

          The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exer cising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

     Section 6.6   Limitation on Remedies.

          No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

          (1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

          (2) the Holders of not less than 25% in principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

          (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request,

          (4) such Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

          (5) no direction inconsistent with such written request has been given to such Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Securities.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

     Section 6.7   Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal, of premium, if any, and interest on such Securities on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

     Section 6.8   Collection Suit by Trustee.

          If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal of and interest on the Securities remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

     Section 6.9   Trustee May File Proofs of Claim.

          (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10  Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.7;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest, if any;

          Third: to Holders for the principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal thereof (including any premium); and

          Fourth: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE

     Section 7.1   Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or any other direction permitted by this Indenture, and the Trustee shall be entitled from time to time to request such a direction.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

          (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2   Rights of Trustee.

          Subject to Section 7.1:

          (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.1(1) or (2)) unless a Trust Officer knows of such Event of Default or unless written notice of any Event of Default (other than under Section 6.1(1) or (2)) is received by the Trustee at its address in Section 13.2 and such notice references the Securities generally, the Company or this Indenture.

     Section 7.3   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.4   Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     Section 7.5   Notice of Defaults.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 13.2 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of its directors and/or officers in good faith determines that withholding the notice is in the interests of Holders.

     Section 7.6   Reports by Trustee to Holders.

          Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a), but only if such report is required in any year under TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

     Section 7.7   Compensation and Indemnity.

          The Company shall pay the Trustee from time to time reasonable compensation (including compensation for extraordinary services relating to default administration) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

          To satisfy the Company's payment obligations in this Section 7.7, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

          When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.1(7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.8   Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting as Trustee hereunder.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the claim provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA (S) 310(a)(5).

     Section 7.9   Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

     Section 7.10  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holdings company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Securities.

     Section 7.11  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                            DISCHARGE OF INDENTURE

     Section 8.1   Termination of Company's Obligations.

          (a) This Indenture shall cease to be of further effect (subject to Section 8.5) when all outstanding Securities theretofore authenticated and issued hereunder have been delivered (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) to the Trustee for cancellation and the Company has paid all sums payable hereunder and under the Securities.

          (b) In addition to the provisions of Section 8.1, at the Company's option, either (i) the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Securities and the provisions of this Indenture (subject to Section 8.5) on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.2, 4.3, 4.7 through 4.17, 5.1 and the last paragraph of Section 11.1 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

          (1) the Company or any Subsidiary Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) money, or (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (iii) a combination of (i) and (ii), in an amount sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments are due;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Subsidiary Guarantor or any Subsidiary is a party or by which any of them is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

          (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.1 and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of the Securities being discharged pursuant to clause (i) of this Section 8.1(b), accompanied by a ruling to that effect received from or published by the Internal Revenue Service (it being understood that (A) such Opinion of Counsel shall also state, if applicable, that such ruling is consistent with the conclusions reached in such Opinion of Counsel and (B) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling);

          (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this
     Section 8.1 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

          (5) the Company or any Subsidiary Guarantor shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to
     Section 7.7; and

          (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          (c) The Company or any Subsidiary Guarantor may make an irrevocable deposit pursuant to this Section 8.1 only if at such time it is not prohibited from doing so under the provisions of the Subordination Agreement and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

     Section 8.2   Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Securities and this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust need not be segregated from other funds except to the extent required by law.

          The term "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

     Section 8.3   Repayment to Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or securities held by them at any time in excess of amounts required to pay principal of or interest on the Securities. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 8.4   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

     Section 8.5   Survival of Certain Obligations.

          Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1(a) and (b)(i), the respective obligations of the Company, the Subsidiary Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.1 (with respect to Section
8.1(a)), 4.4, 6.7, 7.7, 7.8, 8.2, 8.3, 8.4, 11.3, and 11.4 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.2,

8.3, and 8.4 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1   Without Consent of Holders.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Sections 5.1 or 11.2;

          (3) to provide for uncertificated Securities in addition to certificated Securities;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

          Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder.

     Section 9.2   With Consent of Holders.

          Subject to Section 6.7, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Subsidiary Guarantors and the Holders of at least a majority of the principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities, together with the Subsidiary Guarantors, may waive compliance by the Company with any provision of this Indenture or the Securities, including, but not limited to, a release of items of Collateral pursuant to Section 12.5(b). However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of interest on the Securities;

          (3) reduce the principal amount of the Securities or extend the maturity schedule of the Securities or modify the redemption or repurchase provisions of the Securities;

          (4) waive a default in the payment of the principal or interest on the Securities;

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          (5) make any Security payable in money other than that stated in the
     Security;

          (6) make any change in the subordination of the Securities in a manner that is adverse to the Holders; or

          (7) make any change in Section 6.4 or Section 6.7 or in this sentence of this Section 9.2.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver, consent or supplemental indenture. Except as otherwise provided in Section 6.4 and this Section 9.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provisions of this Indenture or the Securities.

     Section 9.3   Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4   Revocation and Effect of Consents.

          A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (7) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     Section 9.5   Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company

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or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 9.6   Trustee Protected.

          The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.


                                  ARTICLE TEN

                                 SUBORDINATION

     Section 10.1  Subordination of Security Interest.

          The Company agrees, and each Holder by its acceptance thereof likewise agrees, that the Trustee, on behalf of each Holder, may enter into a Subordination Agreement with the Company and any lender pursuant to the terms of the Bank Credit Agreement; provided that (i) entering into the Bank Credit Agreement at the time the Subordination Agreement is entered into is not prohibited by Section 4.9 and (ii) the Liens upon any Property securing Indebtedness under the Bank Credit Agreement are Permitted Liens both as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with the entering into of the Subordination Agreement.

     Section 10.2  Holders Authorize Trustee To Effectuate Subordination.

          Each Holder by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for such purpose.


                                ARTICLE ELEVEN

                                  GUARANTEES

     Section 11.1  Unconditional Guarantee.

          Each Subsidiary Guarantor will unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Securities and that:

          (1) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitations set forth in Section 11.4.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice, notice of intent to accelerate, notice of acceleration, and all other notices and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

          The Company agrees to cause each Person (other than an Unrestricted Subsidiary) that shall become a Material Subsidiary after the date of this Indenture to become a Subsidiary Guarantor and execute and deliver a supplement to this Indenture pursuant to which such Person will guarantee the payment of the Securities on the same terms and conditions as contained in this Section 11.1.

     Section 11.2  Subsidiary Guarantors May Consolidate, etc., on Certain
                   Terms.

          (a) Except as set forth in Articles Four and Five, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

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

          (b) Except as set forth in Articles Four and Five, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Section 11.2(a) and 11.3, (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants in Sections 4.1 through 4.16, and (iii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, such Subsidiary Guarantor's Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

     Section 11.3  Release of a Subsidiary Guarantor.

          Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets), which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 11.2, such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any Subsidiary shall also terminate or be released upon such sale or transfer. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from all of its Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

     Section 11.4  Limitation of Subsidiary Guarantor's Liability.

          Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor

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and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 11.4 is for the benefit of the creditors of each Subsidiary Guarantor.

     Section 11.5  Contribution.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

     Section 11.6  Execution and Delivery of Guarantee.

          To evidence its Guarantee set forth in Section 11.1, each Subsidiary Guarantor hereby agrees to execute the Guarantee in substantially the form of Exhibit A-1 to be endorsed on each Security ordered to be authenticated and delivered by the Trustee and each Subsidiary Guarantor agrees that this Indenture shall be executed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer, (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

     Section 11.7  Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                                ARTICLE TWELVE

                                   SECURITY

     Section 12.1  Grant of Security Interest.

          To secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Securities and the performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company hereby covenants to (a) cause the Assignment to be executed and delivered concurrently with this Indenture and (b) execute and deliver the Replacement Mortgages within the period provided for by Section 4.21. The Security Documents shall grant to the Trustee a security interest in the collateral therein described (collectively referred to herein as the "Collateral") and when filed shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.

     Section 12.2  Execution of Security Documents.

          Concurrently with the execution and delivery of this Indenture, the Trustee, on behalf of each Holder, will execute and deliver the Assignment, and the Company and the Trustee, on behalf of each Holder, will execute and deliver the Assigned Mortgage Amendment. Within the period provided for by Section 4.21, the Company and the Trustee, on behalf of each Holder, will execute and deliver the Replacement Mortgages.

     Section 12.3  Recording and Opinions.

          (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interest, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

          (b) The Company shall furnish to the Trustee, at such time as required by (S) 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a Security Interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Security Interest in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Security Interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interest.

          (c) To the extent required by the TIA, the Company shall furnish to the Trustee on June 1 in each year, beginning with 1998, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Security Interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Security Interests of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

     Section 12.4  Release of Collateral.

          (a) The Trustee, in its capacity as Trustee under the Security Documents, shall not at any time release Collateral from the Security Interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Securities.

          (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

     Section 12.5  Specified Releases of Collateral.

          (a) The Company shall be entitled to obtain a full release of all of the Collateral from the Security Interest upon compliance with the conditions precedent set forth in Section 8.1 for satisfaction and discharge of this Indenture pursuant to Section 8.1. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by

Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company and its applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b) Subject to compliance by the Company with the conditions set forth in Sections 4.11 and 12.5(c), the Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Released Interests") from the Security Interest under any of the following circumstances:

               (i) Oil and gas properties of the Company that are located onshore in South Louisiana that are not a part of the Collateral and are of equal or greater fair market value to the Released Interests are then subjected to the Security Interest.

               (ii) All of the proceeds from the disposition of the Released Interests are used to develop the Collateral.

               (iii) The Released Interests are comprised of Farmout Interests entered into with any Person other than a Related Person.

               (iv) If, as of the date of the release of the Released Interests, the Adjusted Consolidated Net Tangible Assets equal or exceed the following percentages of the Company's Secured
          Indebtedness:

                    (A) 150%, then the value of the Released Interests may be in an amount up to $5.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released;

                    (B) 160%, then the value of the Released Interests may be in an amount up to $6.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released;

                    (C) 170%, then the value of the Released Interests may be in an amount up to $7.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released;

                    (D) 180%, then the value of the Released Interests may be in an amount up to $8.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released;

                    (E) 190%, then the value of the Released Interests may be in an amount up to $9.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released; and

                    (F) 200%, then the value of the Released Interests may be in an amount up to $10.0 million less the value of the Released Interests previously released pursuant to this Section 12.5(b)(iv) and Section 12.5(b)(v) at the time released.

               (v) If, as of the date of the release of the Released Interests, the Adjusted Consolidated Net Tangible Assets exceed 200% of the Company's Secured Indebtedness, then the value of the Released Interests may be in an amount equal to the positive number, if any, of the difference of (x) the amount obtained by multiplying the percentage amount by which the Adjusted Consolidated Net Tangible Assets exceed 200% of the Company's Secured Indebtedness (e.g., if Adjusted Consolidated Net Tangible Assets equal 250% of the Company's Secured Indebtedness, then the percentage amount equals 50%) by the principal amount of the Securities then outstanding, less (y) the value of the Released Interests previously released pursuant to this
          Section 12.5(b)(v).

          (c) The release of Collateral pursuant to Section 12.5(b) is subject to the condition that the Company deliver to the Trustee the following:

               (i) a notice from the Company requesting the release of the Released Interests, (A) describing the proposed Released Interests,
          (B) in the case of Sections 12.5(b)(i), 12.5(b)(iv) and 12.5(b)(v) above, specifying the value of such Released Interests on such date,
          (C) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (D) certifying that release of the Released Interests complies with the terms and conditions of this Indenture with respect thereto, (E) specifying which of the circumstances described in Sections 12.5(b)(i), 12.5(b)(ii), 12.5(b)(iii), 12.5(b)(iv) and 12.5(b)(v) pursuant to which the Collateral is requested to be released and (F) in the event there is to be a substitution of property for the Released Interests, specifying the property intended to be substituted for the Released Interests;

               (ii) an Officers' Certificate of the Company stating that (A) the disposition covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Dispositions, (B) there is no Default or Event of Default in effect or continuing on the date thereof, (C) the release of the Collateral will not result in a Default or Event of Default under this Indenture and
          (D) all conditions precedent in this Indenture relating to the release in question have been complied with; and

               (iii) all documentation required by the TIA, if any, prior to the release of the Collateral by the Trustee and, in the event there is to be a substitution of property for the Released Interests, all documentation necessary to effect the substitution of such new Collateral.

     Section 12.6  Form and Sufficiency of Release.

          In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security

Documents, the Trustee, in its capacity as Trustee under the Security Documents, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

     Section 12.7  Purchaser Protected.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

     Section 12.8 Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

          Subject to the provisions of the applicable Security Document and the Subordination Agreement, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Section 12.9 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.10 and the other provisions of this Indenture.

     Section 12.10 Disbursement Account.

          (a) To the extent that proceeds received from the disposition and release of Collateral from the Security Interest pursuant to Section 12.5(b)(ii) are not to be used to develop Collateral within 30 days of the receipt thereof, such proceeds shall be deposited in the Disbursement Account, which the Trustee shall establish and maintain in accordance with the terms and provisions of this Indenture. The proceeds deposited in the Disbursement Account shall be invested by the Trustee in Permitted Obligations. If no written instructions are provided to the Trustee concerning investment of the funds in the Deposit Account, then the Trustee is authorized to invest such funds in the Trustee's cash management Federated Funds.

          (b) The Trustee shall release from the Disbursement Account such proceeds or a portion thereof, as applicable, upon the delivery by the Company to the Trustee of the following:

               (i) a notice from the Company requesting the release of such proceeds or a portion thereof, as applicable, (A) stating the amount of such proceeds to be released, (B) stating that such proceeds will be used to develop the Collateral within the next 30 days, (C) stating that all prior releases of proceeds from the Disbursement Account have been used to develop the Collateral and (D) certifying that release of such proceeds complies with the terms and conditions of this Indenture with respect thereto.

               (ii) an Officers' Certificate of the Company stating that (A) there is no Default or Event of Default in effect or continuing on the date thereof, (B) the release of such proceeds will not result in a Default or Event of Default under this Indenture and (C) all conditions precedent in this Indenture relating to the release of the proceeds in question have been complied with; and

               (iii) all documentation required by the TIA, if any, prior to the release of such proceeds by the Trustee.

     Section 12.11 Escrow Account.

          (a) Of the proceeds from the issuance of the Series A Securities, the
Escrow Funds shall be deposited in the Escrow Account on the Issue Date.   The
Trustee shall establish and maintain the Escrow Account in accordance with the terms and provisions of this Indenture, and the Trustee shall hold the Escrow Funds for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Company's Obligations under this Indenture and the Securities to pay interest from the Issue Date through the Interest Payment Date of June 1, 1998. The Trustee shall have sole dominion and control over the Escrow Account and the funds from time to time on deposit therein, and such funds may be withdrawn or transferred from the Escrow Account only in accordance with the provisions of this Indenture to pay unpaid and accrued interest on the Securities from the Issue Date through and including the Interest Payment on June 1, 1998.

          (b) The Escrow Funds shall be invested by the Trustee in Permitted Obligations. All interest and other earnings on investments held in the Escrow Account shall be for the Company's account and shall be disbursed to the Company after the payment of all accrued and unpaid interest due on the Interest Payment Date on June 1, 1998, to such accounts as may be designated by the Company in written instructions delivered to the Trustee.

          (c) Not earlier than June 1, 1998, the Trustee shall release from the Escrow Account all interest and earnings on investments held in the Escrow Account upon the delivery by the Company to the Trustee of the following:

               (i) a notice from the Company requesting the release of such earnings certifying that release of such earnings complies with the terms and conditions of this Indenture with respect thereto.

               (ii) an Officers' Certificate of the Company stating that (A) there is no Default or Event of Default in effect or continuing on the date thereof, (B) the release of such earnings will not result in a Default or Event of Default under this Indenture and (C) all conditions precedent in this Indenture relating to the release of the earnings in question have been complied with; and

               (iii) all documentation required by the TIA, if any, prior to the release of such earnings by the Trustee.


                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

     Section 13.1  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA (S) 318(c), the imposed duties shall control; provided, however, that this Section 13.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     Section 13.2  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by certified or registered mail (return receipt requested) or overnight courier guaranteeing next-day delivery addressed as follows or by facsimile transmission:

          If to the Company or any Subsidiary Guarantor:

               Forman Petroleum Corporation
               650 Poydras Street
               Suite 2200
               New Orleans, Louisiana  70130-6101
               Facsimile No.: (504) 522-1796
               Attention:  President

          If to the Trustee:

               U.S. Trust Company of Texas, N.A.
               2001 Ross Avenue
               Suite 2700
               Dallas, Texas  75201
               Facsimile No.: (214) 754-1303
               Attention:  Corporate Trust

          For purposes of the Company's obligation hereunder to maintain an office or agency in the City of New York for purposes of surrendering Securities, the address of the Trustee's agent is:

               By hand:
               U.S. Trust Company of Texas, N.A.
               111 Broadway, L.L.
               New York, New York  10006
               Telephone: (212) 374-4056
               Attention:  Corporate Trust

               By mail:
               U.S. Trust Company of Texas, N.A.
               P.O. Box 841
               Cooper Station
               New York, New York  10276

          The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him by first-class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notice or communications to Holders it shall mail a copy to the Trustee and each Agent at the same time. All notices, requests or other communications shall be in writing.

     Section 13.3  Communication by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     Section 13.4  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and/or such Subsidiary Guarantor, as the case may be, shall furnish to the
Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

     Section 13.5  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

     Section 13.6  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

     Section 13.7  Legal Holidays.

          If a payment date is not a Business Day at a place of payment, payment may be made at the place on the next succeeding Business Day, without additional interest.

     Section 13.8  Governing Law.

          THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York or the Untied States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Indenture or the Securities.

     Section 13.9  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 13.10 No Recourse Against Others.

          All liability described in paragraph 17 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

     Section 13.11 Successors.

          All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Securities and under any Subsidiary Guarantee, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 13.12 Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

     Section 13.13 Severability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.


                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  June 3, 1997

                                       FORMAN PETROLEUM CORPORATION



                                       By  /s/ McLain J. Forman
                                          ________________________________
                                          McLain J. Forman
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                                       U.S. TRUST COMPANY OF TEXAS, N.A.



                                       By  /s/ J. C. Stohlmann
                                          ________________________________
                                          John C. Stohlmann
                                          Vice President

                                                                       EXHIBIT A


                              [Form of Security]


[If a Series A Security or a Series B Security constituting a Restricted Security --

     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO FORMAN PETROLEUM CORPORATION (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO U.S. TRUST COMPANY OF TEXAS, N.A., AS REGISTRAR. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND U.S. TRUST COMPANY OF TEXAS, N.A., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY IF THE PROVISIONS OF SECTION 2.14(a)(1) OF THE INDENTURE ARE SATISFIED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 3, 1997, BETWEEN THE COMPANY AND JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

REGISTERED

                      13.5% SENIOR SECURED NOTE DUE 2004

                                                                   CUSIP:
NO. R-                                                                    $

                         FORMAN PETROLEUM CORPORATION
                           (a Louisiana corporation)

promises to pay to ______________________________
or registered assigns
the principal sum of ____________________ Dollars on June 1, 2004

                Interest Payment Dates:   June 1 and December 1

                Record Dates:             May 15 and November 15

Dated:                                    FORMAN PETROLEUM CORPORATION

Attest:                                   By:


__________________________________            _______________________________
           Secretary                                      President

                                                   [Seal]
TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By:_______________________________
        Authorized Signatory

OR

as Authenticating Agent


By:_______________________________
        Authorized Signatory


[Seal]

                          [Reverse Side of Security]


                         FORMAN PETROLEUM CORPORATION

                      13.5% Senior Secured Note Due 2004


1.   Interest.

     Forman Petroleum Corporation, a Louisiana corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing [if a Series A Security - on December 1, 1997, and continuing semiannually thereafter, on June 1 and December 1 in each year] [if a Series B Security - on the first June 1 or December 1 following the original issuance of the Series B Securities and continuing semiannually thereafter, on June 1 and December 1 in each year, from the date of the original issuance of the Series B Securities], or from the most recent date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to the Registration Rights Agreement shall be paid on or before the first interest payment date on the Series B Securities.

     The interest rate on the Securities is subject to increase under certain circumstances described in the Registration Rights Agreement.

     The Company shall pay interest on overdue principal of and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.   Method of Payment.

     The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of and interest on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money or by wire transfer of immediately available funds. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.   Indenture and Guarantees.

     The Company issued the Securities under an Indenture dated as of June 3, 1997 (the "Indenture") between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior secured obligations of the Company limited to $70.0 million aggregate principal amount, except as otherwise provided in the Indenture. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture.

5.   Optional Redemption.

     At any time on or after June 1, 2002, the Company may, at its option, redeem all or any portion of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning June 1, of the years indicated below:

                      Year                     Percentage

                      2002....................  103.375%
                      2003 and thereafter.....  100.000%

In addition, at any time on or prior to June 1, 1999, up to $17.5 million in aggregate principal amount of Securities may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Proceeds of a Public Equity Offering, at a price equal to 113.5% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $52.5 million in aggregate principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

     In the case of any redemption of Securities, interest installments due and payable on or prior to the date of redemption will be payable to Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption. In the event of redemption or purchase of this Series __ Security in part only, a new Series __ Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities do not have the benefit of any sinking fund obligations.

6.   Notice of Redemption.

     Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part.

7.   Change of Control.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the then outstanding Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of a Change of Control, all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

     To effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of such Change of Control, mail to the Trustee and to each Holder of the Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer.

8.   Net Proceeds Offer.

     In the event of certain Asset Dispositions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder's Securities, at 100% of the principal amount of the Securities plus accrued interest to the Net Proceeds Payment Date.

9.   Restrictive Covenants.

     The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of capital stock, to incur additional Indebtedness or incur encumbrances against certain property, to engage in other business activities, and to enter into certain transactions with Related Persons, all subject to certain limitations described in the Indenture.

10.  Denominations, Transfer, Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed.

11.  Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

12.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.  Amendment, Supplement, Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or incon sistency or to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Holder.

14.  Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

15.  Defaults and Remedies.

     An event of default generally is: default in payment of principal on the Securities; default for 30 days in payment of interest on the Securities; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain defaults under or acceleration prior to maturity of other indebtedness; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Material Subsidiary to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

16.  Trustee Dealings with Company.

     U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

20.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Forman Petroleum Corporation, 650 Poydras Street, Suite 2200, New Orleans, Louisiana 70130-6101.

21.  Exchange Option.

     [If a Series A Security -- At the option of the Holders hereof, the Series A Securities may be exchanged, pursuant to the Registration Rights Agreement, for a like aggregate principal amount of Series B Securities.]

                             [FORM OF ASSIGNMENT]


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


       _________________________________________________________________

       _________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID no.)

       _________________________________________________________________

       _________________________________________________________________

       _________________________________________________________________

       _________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

       _________________________________________________________________

       _________________________________________________________________

Your Signature: ________________________________________________________
                (Sign exactly as your name appears on the other
                            side of this Security)

Date:_____________________________

Signature Guarantee:  __________________________________________

                 [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.11   [ ]

               Section 4.16   [ ]

     If you want to have only part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000):

$_____________________________

Date:_________________________         Signature:_______________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Security)

Signature Guarantee:______________________________________

                                                                     EXHIBIT A-1

                         [Form of Notation on Security
                            Relating to Guarantee]

                                   GUARANTEE

     Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have unconditionally guaranteed (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, officer, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                       Subsidiary Guarantors:


                                     A-1/1

                                                                     EXHIBIT A-2

                    [Form of Legend For Global Securities]


     Any Global Security authenticated and delivered hereunder shall bear a legend in addition to the Private Placement Legend, if required pursuant to
Section 2.14, in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-2/1

                                                                     EXHIBIT A-3


                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

                     Re: 13.5% Senior Secured Notes due 2004, Series A, and 13.5% Senior Secured Notes due 2004, Series B
                          (the "Securities"), of Forman Petroleum Corporation

     This Certificate relates to $_______ principal amount of Securities held in the form of * a beneficial interest in a Global Security or * Physical Securities by _______________ (the "Transferor").

     The Transferor:*

     [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by DTC a Physical Security or Physical Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [ ] has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.6 of such Indenture, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because *:

     [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (a)(1) or (c)(1) of Section 2.6 of the Indenture).

     [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     [ ] Such Security is being transferred in reliance on Regulation S under the Act.

     [ ] Such Security is being transferred in reliance on Rule 144 under the Act.


                                     A-3/1

     [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                       _______________________________________
                                       [INSERT NAME OF TRANSFEROR]


                                       By:____________________________________
                                                 [Authorized Signatory]

Date:___________________________

_____________
    *  Check applicable box.


                                     A-3/2

                                                                     EXHIBIT A-4

                      FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO
                      INSTITUTIONAL ACCREDITED INVESTORS


                                     __________________________________, _______



U.S. TRUST COMPANY OF TEXAS, N.A.
111 Broadway, L.L.
New York, New York  10006


     Re: Forman Petroleum Corporation Indenture (the "Indenture") relating to 13.5% Senior Secured Notes due 2004, Series A, or 13.5% Senior Secured Notes due 2004, Series B

Ladies and Gentlemen:

     In connection with our proposed purchase of 13.5% Senior Secured Notes due 2004, Series A, or 13.5% Senior Secured Notes due 2004, Series B (the "Securities"), of Forman Petroleum Corporation (the "Company"), we confirm that:

     1. We have received such information as we deem necessary in order to make our investment decision.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We understand that, on any proposed resale of Securities, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company


                                     A-4/1
may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

     6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

     You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]



                                       By:__________________________________
                                                [Authorized Signatory]


                                     A-4/2

                                                                     EXHIBIT A-5

                           FORM OF CERTIFICATE TO BE
                            DELIVERED IN CONNECTION
                          WITH REGULATION S TRANSFERS


                                    _______________________________________,____


U.S. TRUST COMPANY OF TEXAS, N.A.
111 Broadway, L.L.
New York, New York  10006

     Re:  Forman Petroleum Corporation Indenture (the "Company")
          13.5% Senior Secured Notes due 2004, Series A, and
          13.5% Senior Secured Notes due 2004, Series B


Ladies and Gentlemen:

     In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knew that the transaction had been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.


                                     A-5/1

     You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]



                                       By:__________________________________
                                                [Authorized Signatory]


                                     A-5/2

2.1                                      7.10
2.2                                      7.11
2.3                                      8.1
2.4                                      8.1(a)
2.5                                      8.1(b)
2.6                                      8.2
2.6(c)                                   8.3
2.7                                      8.4
2.8                                      8.5
2.9                                      9.2
2.10                                     9.3
2.11                                     9.5
2.14                                     10.1
3.1                                      ?
3.3                                      ?
3.6                                      ?
4.1                                      ?
4.2                                      ?
4.3                                      11.1
4.4                                      11.2(a)
4.7                                      11.2
4.8                                      11.3
4.9                                      11.4
4.10                                     11.5
4.11                                     12.1
4.13                                     12.3
4.14                                     12.4
4.16                                     13.1
4.17                                     13.2
5.1                                      13.3
6.1                                      13.4
6.2                                      13.5
6.4                                      13.7
6.5
6.7
6.8
6.9
6.10
6.11
7.1
7.1(a)
7.1(b)
7.1(c)
7.2
7.5
7.6
7.7
7.8


                                     A-5/3

                            [THIS PAGE LEFT BLANK]



                                     A-5/4

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 3, 1997

                                by and between

                         FORMAN PETROLEUM CORPORATION

                                      and

                           JEFFERIES & COMPANY, INC.

                       _________________________________

                  13.5% SENIOR SECURED NOTES DUE JUNE 1, 2004

                                      and

                     70,000 COMMON STOCK PURCHASE WARRANTS

                               TABLE OF CONTENTS



                                                                          Page


1.   Definitions.........................................................   1

2.   Exchange Offer......................................................   5

3.   Shelf Registration..................................................   8

4.   Additional Interest.................................................   9

5.   Notes Registration Procedures.......................................  10

6.   Registration Expenses...............................................  17

7.   Indemnification.....................................................  18

8.   Rules 144 and 144A..................................................  20

9.   Underwritten Registrations of Registrable Notes.....................  21

10.  Registration of Registrable Securities..............................  21

11.  Miscellaneous.......................................................  24
     (a)    No Inconsistent Agreements...................................  24
     (b)    Adjustments Affecting Registrable Securities or
             Registrable Notes...........................................  24
     (c)    Amendments and Waivers.......................................  24
     (d)    Notices......................................................  24
     (e)    Successors and Assigns.......................................  25
     (f)    Counterparts.................................................  26
     (g)    Headings.....................................................  26
     (h)    Governing Law................................................  26
     (i)    Severability.................................................  26
     (j)    Notes Held by the Issuer or Its Affiliates...................  26
     (k)    Third Party Beneficiaries....................................  26
     (1)    Entire Agreement.............................................  26

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of June 3, 1997, by and between Forman Petroleum Corporation, a Louisiana corporation (the "Issuer"), and Jefferies & Company, Inc. (the "Initial Purchaser").

     This Agreement is entered into in connection with the Purchase Agreement, dated June 3, 1997, by and between the Issuer and the Initial Purchaser (the "Purchase Agreement") which provides for, among other things, the issuance and sale to the Initial Purchaser of (i) 70,000 units (the "Units"), each consisting of $1,000 principal amount of the Issuer's 13.5% Senior Secured Notes due June 1, 2004 (the "Notes"), and one warrant (collectively, along with the Additional Warrants, the "Warrants") to purchase 0.41524 shares of common stock, no par value, of the Issuer (the "Common Stock"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Units under the Purchase Agreement. The Issuer is to deposit $9.45 million of the proceeds of the issuance of the Units (representing the aggregate amount of interest due on the Notes through June 1, 1998) into a custodial account to be maintained by the Trustee (as defined in
Section 1 below).

     The parties hereby agree as follows:

 1.  Definitions

     As used in this Agreement, the term "day", unless otherwise expressly provided, shall mean a calendar day and following terms shall have the following meanings:

     Additional Interest:  See Section 4(a).

     Additional Warrants: The 11,666 Warrants to purchase 4,844 shares of Common Stock granted to the Initial Purchaser.

     Advice:  See the last paragraph of Section 5.

     Agreement:  See the first introductory paragraph to this Agreement.

     Applicable Period:  See Section 2(b).

     Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Houston, Texas are required to be closed.

     Common Stock:  See the second introductory paragraph to this Agreement.

     Effectiveness Date:  The 120th day after the Issue Date.

     Effectiveness Period:  See Section 3(a).

     Event Date:  See Section 4(b).

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Exchange Notes:  See Section 2(a).

     Exchange Offer:  See Section 2(a).

     Exchange Registration Statement:  See Section 2(a).

     Filing Date:  The 60th day after the Issue Date.

     Holder:  Any registered holder of Registrable Notes or Registrable
Securities.

     Indemnified Person:  See Section 7(c).

     Indemnifying Person:  See Section 7(c).

     Indenture: The Indenture, dated as of the Issue Date, by and between the Issuer and U.S. Trust Company of Texas, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchaser:  See the first introductory paragraph to this Agreement.

     Initial Shelf Registration:  See Section 3(a).

     Inspectors:  See Section 5(o).

     IPO Effectiveness Date:  See Section 10(a).

     Issue Date: The date on which the Units were sold to the Initial Purchaser pursuant to the Purchase Agreement.

     Issuer:  See the first introductory paragraph to this Agreement.

     NASD:  National Association of Securities Dealers, Inc.

     Notes:  See the second introductory paragraph to this Agreement.

     Notes Prospectus: The prospectus included in any Notes Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Notes Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     Notes Registration Statement: Any registration statement of the Issuer (and any then existing Subsidiary Guarantor) filed with the SEC under the Securities Act, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Participant:  See Section 7(a).

     Participating Broker-Dealer:  See Section 2(b).

     Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

     Piggy-Back Registration:  See Section 10(a).

     Private Exchange:  See Section 2(b).

     Private Exchange Notes:  See Section 2(b).

     Prospectus:  Any Notes Prospectus or Warrants Prospectus.

     Purchase Agreement: See the second introductory paragraph to this Agreement.

     Records:  See Section 5(o).

     Registrable Notes: Each Note upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance thereof and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) a Notes Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Registration Statement) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Notes Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, (iii) in the case of any Note, such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes which may be resold without restriction under state and federal securities laws, or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

     Registrable Securities: Any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Warrants Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Warrants Registration Statement, (ii) such securities are eligible for sale to the public pursuant to Rule 144(k) (or an similar provision then in force, but not Rule 144A) or are all otherwise eligible for sale under Rule 144 by such Holder in the current calendar quarter, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

     Registration Expenses: All expenses incident to the Issuer's performance of or compliance with Section 10 of this Agreement, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), preparing, printing, filing, duplicating and distributing a Warrants Registration Statement and the related Prospectus, the cost of printing stock certificates, the cost and charges of any transfer agent, rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of any counsel for the Issuer and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers or securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders), fees and expenses of one counsel for the Selling Holders and other reasonable out-of-pocket expenses of the Selling Holders.

     Registration Statement: Any Notes Registration Statement or Warrants Registration Statement.

     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC:  The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Selling Holder: A Holder who is selling Registrable Securities in accordance with Section 10 hereof.

     Shelf Notice:  See Section 2(c).

     Shelf Registration:  See Section 3(b).

     Subsequent Shelf Registration:  See Section 3(b).

     Subsidiary Guarantor: Each subsidiary of the Issuer that guarantees the obligations of the Issuer under the Notes and the Indenture.

     TIA:  The Trust Indenture Act of 1939, as amended.

     Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

     Underwritten registration or underwritten offering: A registration in which securities of one or more of the issuers are sold to an underwriter for reoffering to the public.

     Units:  See the second introductory paragraph to this Agreement.

     Warrants:  See the second introductory paragraph to this Agreement.

     Warrants Prospectus: The prospectus included in any Warrants Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Warrants Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     Warrants Registration Statement: Any registration statement of the Issuer that covers any Warrant Shares filed with the SEC under the Securities Act (except for a Warrant Shares Shelf Registration Statement), including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.

     Warrant Shares Shelf Registration Statement:  See Section 10(a).

 2.  Exchange Offer

     (a) The Issuer agrees to use its best efforts to file (and to cause any then existing Subsidiary Guarantor to file) with the SEC no later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Issuer, guaranteed by each such Subsidiary Guarantor and secured by the same collateral as the Notes, which are identical in all material respects to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the
TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act, shall not provide for Additional Interest and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuer agrees to use its best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 calendar days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 45th day following the date on which the Exchange Registration Statement is declared effective. If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent (i) that any Exchange

Notes received by it will be acquired in the ordinary course of its business,
(ii) that at the time of the commencement of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such Holder is not an affiliate of any of the Issuers within the meaning of the Securities Act, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and
(v) if such Holder is a Participating Broker-Dealer (as hereinafter defined), that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activity, and that it will deliver a prospectus in connection with any resale of the Exchange Notes. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 of this Agreement.

     (b) The Issuer shall include within the Notes Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution", reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Notes Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.

     The Issuer shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Notes Prospectus contained therein, in order to permit such Notes Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the "Applicable Period").

     If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Issuer (upon the request of such Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by the Initial Purchaser, a like principal amount of debt securities of the Issuer, guaranteed by any then existing Subsidiary Guarantor and secured by the same collateral as the Exchange Notes, that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the U.S. (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes); provided, however, the Issuer shall not be required to effect such exchange if, in the written opinion of counsel for the Issuer (a copy of which shall be delivered to the Initial Purchaser and any Holder affected thereby), such exchange cannot be effected without registration under the Securities Act. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes, if permissible.

     Interest on the Exchange Notes and the Private Exchange Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (ii) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Notes, from the Issue Date.

     In connection with the Exchange Offer, the Issuer shall:

          (1) mail to each Holder a copy of the Notes Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Exchange Offer, which may be the Trustee or an affiliate thereof;

          (3) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business on the last business day on which the Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws.

     As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

          (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, as the case may be;

          (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

     The Exchange Offer and the Private Exchange shall be subject to only the following conditions: (i) the Exchange Offer or the Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer or the Private Exchange and (iii) all governmental approvals have been obtained, which approvals the Issuer deem necessary for the consummation of the Exchange Offer or Private Exchange.

     The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuer pursuant to the Security Documents and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

     (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer (and any then existing Subsidiary Guarantor) are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Issuer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Issuer within 60 days after such Holder first becomes aware of such restrictions and providing a reasonable basis for its conclusions, in the case of each of clauses (i)-(iv), then the Issuer (and any then existing Subsidiary Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3.

 3.  Shelf Registration

     If a Shelf Notice is delivered as contemplated by Section 2(c), then:

     (a) Shelf Registration. The Issuer shall as promptly as reasonably practicable use its best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC a Notes Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Issuer (and any then existing Subsidiary Guarantor) shall have not yet filed the Exchange Registration Statement, the Issuer shall use its best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration as promptly as practicable and shall use its best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act. Otherwise, the Issuer shall use its best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration as promptly as practicable after delivery of the Shelf Notice and shall use its best efforts to cause such Shelf

Registration to be declared effective under the Securities Act as promptly as practicable thereafter. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration (as defined below). The Issuer shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the second anniversary of the Issue Date (subject to extension pursuant to the last paragraph of Section 5 hereof) or such earlier date as may be then authorized under Rule 144(k) under the Securities Act (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or are otherwise eligible for sale under Rule 144 by the Holders without restriction by virtue of the operation of the volume limitations set forth in such Rule or (ii) a Subsequent Shelf Registration (as defined below) covering all of the Registrable Notes has been declared effective under the Securities Act.

     (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause any then existing Subsidiary Guarantor to file) an additional "shelf" Notes Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registrations was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

     (c) Supplements and Amendments. The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

 4.  Additional Interest

     (a) The Issuer and the Initial Purchaser agree that the Holders of Registrable Notes will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Notes ("Additional

Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if the Exchange Registration Statement has not been filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.50% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Exchange Registration Statement is not declared effective on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.50% per annum of the principal amount of such Notes for the first 90 days immediately following the day after the Effectiveness Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; and

          (iii) if (A) the Issuer (and any then existing Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Registration Statement is declared effective or (B) the Initial Shelf Registration, if required to be filed hereunder, is not declared effective on or prior to the Effectiveness Date or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.50% per annum of the principal amount of such Notes for the first 90 days commencing on the (x) 60th day after the date on which the Exchange Registration Statement is declared effective, in the case of (A) or (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), upon the effectiveness of the Initial Shelf Registration (in the case of (iii)(B) above) or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     (b) The Issuer shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable semi-annually, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such semi-annual period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

 5.  Notes Registration Procedures

     In connection with the filing of any Notes Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Notes Registration Statement filed by the Issuer hereunder, the Issuer shall:

          (a) Prepare and file with the SEC prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(c)(i), a Shelf Registration as prescribed by Section 2 or 3, and use its best efforts to cause each such Notes Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Notes Registration Statement or Notes Prospectus or any amendments or supplements thereto, the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration or each such Participating Broker-Dealer, as the case may be, covered by such Notes Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuer shall not file any such Notes Registration Statement or Notes Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Notes Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Notes Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Notes Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Notes Registration Statement as so amended or in such Notes Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuer shall be deemed not to have used its best efforts to keep a Notes Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or unless the Issuer complies with this Agreement, including, without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), (i) when a Notes Prospectus or any Notes Prospectus supplement or post-effective amendment has been filed, and, with respect to a Notes Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Notes Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Notes Registration Statement or of any order preventing or suspending the use of any Notes Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Notes Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Notes Registration Statement or related Notes Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Notes Registration Statement, Notes Prospectus or documents so that, in the case of the Notes Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Notes Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of any of the Issuer's reasonable determination that a post-effective amendment to a Notes Registration Statement would be appropriate.

          (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Notes Registration Statement or of any order preventing or suspending the use of a Notes Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible date.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Notes Registration Statement or Notes Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, without charge, as many copies of the Notes Prospectus and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Notes Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Notes Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or any delivery of a Notes Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Notes Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Issuer nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

          (j) Use its best efforts to cause the Registrable Notes covered by any Notes Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Notes Registration Statement and the granting of such approvals.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Notes Registration Statement or a supplement to the related Notes Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Notes Prospectus will be delivered by a Participating Broker-Dealer, any such Notes Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Use its best efforts to cause the Registrable Notes covered by a Notes Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Notes Registration Statement or the managing underwriter or underwriters, if any.

          (m) Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

          (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations, warranties to, and covenants with, the underwriters, with respect to the business of the Issuer and its subsidiaries and the Notes

     Registration Statement, Notes Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the opinion of counsel to the Issuer and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by underwriters; (iii) obtain copies of "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Notes Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Notes Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuers and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Notes Registration Statement. Such Records shall be kept confidential by each Inspector and shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Notes Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

          (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Notes Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (q) Comply with all applicable rules and regulations of the SEC and make generally available to the securityholders of the Issuer earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Notes Registration Statement, which statements shall cover said 12-month periods.

          (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuer, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange

     Notes or the Private Exchange Notes, as the case may be, and the related indenture constitute legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms subject to customary exceptions and qualifications; provided that the Issuer need not comply with this Section 5(r) if all Exchange Notes and Private Notes are issued pursuant to the Indenture.

          (s) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuer shall mark, or caused to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (t) Cooperate with each seller of Registrable Notes covered by any Notes Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

          (u) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Notes Registration Statement contemplated hereby.

     The Issuer may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 30 days) after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.

     Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in
Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Notes Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Notes Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Notes Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuer, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Notes Prospectus covering such Registrable Securities current at the time of the receipt of such notice. In the event the Issuer shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Notes Prospectus contemplated by Section 5(k) or (y) the Advice.

 6.  Registration Expenses

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer (other than Registration Expenses, which are dealt with exclusively in Section 10 hereof) shall be borne by the Issuer, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof, (ii) printing expenses, including, without limitation, expenses of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Notes Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) reasonable messenger, telephone and delivery expenses incurred in connection with the Exchange Registration Statement and any Shelf Registration, (iv) fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of special counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuer, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

     (b) In connection with any Shelf Registration hereunder, the Issuer shall reimburse the Holders of the Registrable Notes being registered in such registration for the fees and disbursements, not to exceed $25,000, of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Shelf Registration and other out-of-pocket expenses of Holders of Registrable Notes incurred in connection with the registration and sale of Registrable Notes.

 7.  Indemnification

     (a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Notes, each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use therein; provided, however, that the Issuer will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Securities, Registrable Notes or Exchange Notes which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities, Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 5 of this Agreement.

     (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors and officers and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities, Registrable Notes or Exchange Notes giving rise to such obligations.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there is a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly after receipt of the invoice therefor as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of the securities sold by all such Participants and any such separate firm for the Issuer, its directors, its officers and such control Persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

     (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable (other than by reason of the exceptions specifically provided therein) to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Registrable Securities, Registrable Notes or Exchange Notes, as the case may be, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, such Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities, Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

 8.  Rules 144 and 144A

     The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time it is not required to file such reports, it will, upon the request of any Holder of Registrable Securities or Registrable Notes, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A. The Issuer further covenants, for so long as any Registrable Securities or Registrable Notes remain outstanding, to make available to any Holder or beneficial owner thereof in connection with any sale thereof and any prospective purchaser of such Registrable Securities or Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities or Registrable Notes pursuant to Rule 144A.

 9.  Underwritten Registrations of Registrable Notes

     If any of the Registrable Notes covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and reasonably acceptable to the Issuer.

     No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

 10. Registration of Registrable Securities

     (a) Shelf Registration of Registrable Securities. The Company shall, within 90 days after the effectiveness date (the "IPO Effectiveness Date") of a registration statement filed with the Commission in connection with an initial public offering of the Common Stock, use its best efforts to (a) file a shelf registration statement covering resales of the Warrant Shares (the

"Warrant Shares Shelf Registration Statement"), (b) cause the Warrant Shares Shelf Registration Statement to be declared effective under Securities Act and
(c) keep effective the Warrant Shares Shelf Registration Statement until the earlier of one year after the IPO Effectiveness Date (or such earlier date as may be authorized under Rule 144(k), as it may be amended from time to time) or such time as all of the applicable Warrant Shares have been sold thereunder or are otherwise eligible for sale under Rule 144 under the Securities Act. The Company shall, in the event that a Warrant Shares Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Warrant Shares Shelf Registration Statement, notify each such Holder when the Warrant Shares Shelf Registration Statement for the Warrant Shares has become effective and take certain other actions as are required to permit unrestricted resales of the Warrant Shares. The Company shall require a Holder that sells Warrant Shares pursuant to the Warrant Shares Shelf Registration Statement to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and any such Holder shall be bound by the provisions of this Agreement that are applicable to such a Holder (including certain indemnification rights and obligations). Each holder of the Warrant Shares shall deliver information to be used in connection with the Warrant Shares Shelf Registration Statement and provide comments on the Warrant Shares Shelf Registration Statement within the time periods set forth in this Agreement in order to have its Warrant Shares included in the Warrant Shares Shelf Registration Statement.

     (b) Piggy-Back Registration of Registrable Securities. If at any time after the Issue Date the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any holders of its Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing securityholders or (iii) any Notes Registration Statement), then the Issuer shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each Holder may request in writing within 20 days after receipt of such written notice from the Issuer (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Issuer shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) an aggregate of 180 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Issuer shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 10 by giving written notice to the Issuer of its request to withdraw at any time prior to the filing of such Registration Statement with the SEC.

The Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 10, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Piggy-Back Registration effected pursuant to this Section 10.

          No registration effected under this Section 10, and no failure to effect a registration under this Section 10, shall relieve the Issuer of its obligation to effect a registration upon the request of Holders of Registrable Notes pursuant to Section 2 or 3 hereof, and no failure to effect a registration under this Section 10 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

     (c) Priority in Piggy-Back Registration. In a registration pursuant to this Section 10 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Issuer, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Issuer proposes to register, (ii) second, provided that no securities proposed to be registered by the Issuer have been excluded from such registration, the securities which have been requested to be included in such registration by the Selling Holders and by Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments to "piggy-back" registration rights of the Issuer entered into prior to, and in existence on, the date hereof (pro rata based on the amount of securities sought to be registered by such Persons), and (iii) third, provided that no securities sought to be included by the Selling Holders or such Persons have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer entered into subsequent to the date hereof (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Issuer is the basis for the registration, (ii) second, provided that no securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Issuer is the basis for such registration have been excluded from such registration, the securities requested to be included in such registration by the Selling Holders pursuant to this Agreement and by Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments to "piggy-back" registration rights of the Issuer entered into prior to, and in existence on, the date hereof (pro rata based on the total amount of securities sought to be included by such Persons), (iii) third, provided that no securities sought to be included by the Selling Holders or such Persons have been excluded from such registration, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments entered into subsequent to the date hereof (pro rata based on the amount of securities sought to be registered by such Persons) and (iv) fourth, provided that no securities sought to be included by other Persons entitled to exercise "piggy-back" registration rights pursuant to such contractual commitments have been excluded from such registration, any securities which the Issuer proposes to register.

     (d) Suspension of Sales, etc. Subject to the next sentence of this paragraph, the Issuer shall be entitled to postpone, for a reasonable period of time, the effectiveness of, or suspend the rights of any Holders to make sales pursuant to any Warrants Registration Statement otherwise required to be prepared, filed and made and kept effective by it under this Section 10; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 120 days after the date of the determination of the Board of Directors referred to in the next sentence. Such postponement or suspension may only be effected if the Board of Directors of the Issuer determines in good faith that the effectiveness of, or sales pursuant to, such Warrants Registration Statement would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Issuer or any of its affiliates or require disclosure of material information which the Issuer has a bona fide business purpose for preserving as confidential. If the Issuer shall so postpone the effectiveness of, or suspend the rights of any Holders to make sales pursuant to, a Warrants Registration Statement, it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the effectiveness of a Warrants Registration Statement, upon the affirmative vote of Selling Holders of not less than a majority of the Registerable Securities to be included in such Warrants Registration Statement, to withdraw the request for registration by giving written notice to the Issuer within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 10(a) hereof equal to the number of days of the suspension.

     (e) Exclusion of Registrable Securities. The Issuer shall not be required by this Section 10 to include Registrable Securities in a Piggy-Back Registration if (i) in the written opinion of counsel to the Issuer, addressed to the Holders of Registrable Securities and delivered to them, the Holders of such Registrable Securities seeking registration would be free to sell all such Registrable Securities within the current calendar quarter without registration under Rule 144, which opinion may be based in part upon the representation by the Holders of such Registrable Securities seeking registration, which representation shall not be unreasonably withheld, that each such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, and (ii) all requirements under the Securities Act for effecting such sales are satisfied at such time.

     (f) Obligations of Selling Holders.  The Issuer's obligations under this
Section 10 shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Issuer to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of a Warrants Registration Statement.

     (g) No Special Audit. The Issuer shall not be obligated to cause any special audit to be undertaken in connection with any Piggy-Back Registration unless such audit is requested by the underwriters with respect to such Piggy-Back Registration.

 11. Miscellaneous

      (a) No Inconsistent Agreements. The Issuer has not entered, as of the date hereof, and the Issuer shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities or Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Notes Registration Statement.

      (b) Adjustments Affecting Registrable Securities or Registrable Notes. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities or Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Securities or Registrable Notes in a registration undertaken pursuant to this Agreement.

      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) in circumstances that would adversely affect any Holders of Registrable Securities or Registrable Notes, the Holders of a majority of the Registrable Securities or the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes, as the case may be, and (B) in circumstances that would adversely affect Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Securities or Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          1. if to a Holder of Registrable Securities or Registrable Notes or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Warrants or the Notes, with a copy in like manner to the Initial Purchaser as follows:

               JEFFERIES & COMPANY, INC.
               Two Houston Center
               909 Fannin St., Suite 3100
               Houston, Texas 77010
               Facsimile No.:   (713) 650-8730
               Attention:  Robert W. Carington

          with a copy to:

               Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas  77010
               Facsimile No.: (713) 651-5246
               Attention: Charles L. Strauss

          2. if to the Initial Purchaser, at the address specified in Section 11(d)(1);

          3.  if to the Issuer, as follows:

               Forman Petroleum Corporation
               650 Poydras Street, Suite 2200
               New Orleans, Louisiana  70130-6101
               Facsimile No.: (504) 522-1796
               Attention: President

          with copies to:

               Vinson & Elkins L.L.P.
               2300 First City Tower
               1001 Fannin
               Houston, Texas  77002-6760
               Facsimile No.: (713) 615-5437
               Attention: Alan P. Baden

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that the provisions of this Agreement relating to registration rights shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assign holds Registrable Securities or Registrable Notes.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (j) Notes Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Registrable Notes is required hereunder, Registrable Securities or Registrable Notes, as the case may be, held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (k) Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

      (1) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Security Documents, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       FORMAN PETROLEUM CORPORATION



                                       By:________________________________
                                          McLain J. Forman
                                          Chairman of the Board,
                                          Chief Executive Officer and President


                                       JEFFERIES & COMPANY, INC.



                                       By:________________________________
                                          Robert W. Carington
                                          Senior Vice President



VEHOU05:52593.1

VEHOU05:54518.1: Exhibit B

                                   EXHIBIT C

                                    FORM OF
                   INTERCREDITOR AND SUBORDINATION AGREEMENT


                                     LIENS

     This Intercreditor and Subordination Agreement dated as of ___________,199_ (this "Agreement") is made by and between U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE under and pursuant to the hereinafter defined "Subordinated Creditor Indenture" (the "Subordinated Creditor"), and ___________________________, as Collateral Agent ("Collateral Agent") for the lenders ("Lenders") signatory to the hereinafter defined "Lender Credit Agreement".

                                    RECITALS

     A. As of June ____, 1997, Forman Petroleum Corporation, a Delaware corporation (the "Borrower"), and the Subordinated Creditor entered into an Indenture (the "Subordinated Creditor Indenture") pursuant to which and upon the terms and conditions stated therein indebtedness was incurred by the Borrower (the "Subordinated Indenture Indebtedness") in order to refinance existing term loans ("Existing Loans") secured by certain oil and gas properties of Borrower located in the State of Louisiana in the Parishes of Jefferson, Lafourche, St. Charles and Terrebonne (the "Collateral").

     B. The Existing Loans were secured by liens and security interests (the "Existing Liens") upon the Collateral created by and existing under that certain Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, executed by Borrower, passed before Diane L. Bailey, Notary Public, recorded in the parishes in the State of Louisiana as set forth on Schedule I attached hereto, as amended by Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated effective as of December 16, 1996, passed before Judy M. Sullivan, Notary Public, recorded in the parishes in the State of Louisiana as set forth on attached Schedule I (as so amended, the "Existing Mortgage").

     C. The Subordinated Indenture Indebtedness to the extent of $_________ represents a renewal, rearrangement, extension and modification of Existing Loans, and otherwise represents additional debts and obligations which constitute additional "Obligations" under the terms of the Existing Mortgage, and is secured by the Existing Liens.

     D. The Existing Liens were assigned to the Subordinated Creditor, and the Existing Mortgage has been further amended by Borrower and the Subordinated Creditor pursuant to that certain Act of Second Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated June ____, 1997, passed before __________________________, Notary Public, recorded in the parishes in the State of Louisiana as set forth on attached Schedule I (the Existing Mortgage, as so amended, hereinafter called the "Subordinated Creditor Mortgage"), to fully secure all amounts advanced to Borrower pursuant to the Subordinated Creditor Indenture [Note: This recital may need to be revised to reflect additional amendments to the Existing Mortgage or that the Subordinated Creditor Mortgage is a new mortgage replacing the Existing Mortgage.]

     E. As of ____________, the Borrower, the Lenders and the Collateral Agent entered into a Credit Agreement (the "Lender Credit Agreement") pursuant to which each Lender agreed, upon the terms and conditions stated therein, to make a loan to the Borrower, secured by a first and prior lien upon the Collateral pursuant to the "Lender Mortgage" as defined below.

     F. One of the conditions of the Lender Credit Agreement is that the liens and security interests in the Collateral under the Lender Mortgage be senior to the liens and security interests in the Collateral under the Subordinated Creditor Mortgage, in the manner and to the extent provided in this Agreement.

     G. The Lenders, the Collateral Agent and the Subordinated Creditor desire to enter into this Agreement concerning the various loans, credits and other liabilities (actual or contingent) for which the Borrower is or shall be obligated, and the respective rights of the Lenders, the Collateral Agent and the Subordinated Creditor with respect to the Collateral.

     H. In order to induce the Lenders and the Collateral Agent to extend credit to the Borrower and for purposes of certain conditions precedent and covenants of the Lender Loan Documents, the Subordinated Creditor hereby agrees with the Lenders and the Collateral Agent, and in order to induce the Subordinated Creditor to approve the Senior Liabilities and the Lenders' and Collateral Agent's liens and security interests in the Collateral for purposes of certain conditions precedent and covenants of the Subordinated Creditor Loan Documents, the Lenders, the Collateral Agent and the Subordinated Creditor agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

               "Agreement"
               "Borrower"
               "Collateral"
               "Collateral Agent"

               "Indenture Indebtedness"
               "Lenders"
               "Lender Credit Agreement"
               "Lender Mortgage"
               "Subordinated Creditor Indenture"
               "Subordinated Creditor"
               "Subordinated Creditor Mortgage"

     Section 1.02 Lender Credit Agreement Definitions. All capitalized terms which are used but not defined herein shall have the same meaning as in the Lender Credit Agreement.

     Section 1.03 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Insolvency Proceeding" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the Borrower or its successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or its successors or assigns.

     "Lender Loan Documents" shall mean the ["Loan Documents"], as defined or referred to in the Lender Credit Agreement, and shall include the Lender Credit Agreement, the Lender Mortgage and the Lender Notes, as any or all of the same may be amended or supplemented from time to time.

     "Lender Mortgage" shall mean ______________________________________________
________________________________________________________________________________

     "Lender Notes" shall mean the promissory notes executed by the Borrower in favor of the Lenders pursuant to the Lender Credit Agreement.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower or any subsidiary of the Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

     "Lien Priority" shall mean with respect to any Lien of the Collateral Agent, the Lenders or the Subordinated Creditor in the Collateral, the order of priority of such Lien as specified in Section 2.01.

     "Loan Documents" shall mean the Lender Loan Documents and the Subordinated Creditor Loan Documents.

     "Party" shall mean any signatory to this Agreement.

     "Senior Liabilities" shall mean the "Obligations", contingent or otherwise, of the Borrower to the Lender defined in Section ______ of the Lender Mortgage (including interest, as provided in the Lender Notes, after the filing of a petition initiating any Insolvency Proceeding), fees, expenses or otherwise.

     "Subordinated Creditor Enforcement Event" shall mean an "Event of Default" under Section 6.01(1) of the Subordinated Creditor Indenture, or any event or condition which does not materially affect the Lenders or their interests in the Collateral, but which the Subordinated Creditor reasonably determines does materially affect repayment of the Subordinated Liabilities or the Subordinated Creditor's interests in the Collateral.

     "Subordinated Creditor Loan Documents" shall mean the "Security Documents", as defined or referred to in the Subordinated Creditor Indenture, the Subordinated Creditor Indenture, the Subordinated Creditor Mortgage, the Subordinated Creditor Note and any and all other instruments or documents executed in connection with or as security for the Subordinated Liabilities, as any or all of the same may be amended or supplemented from time to time.

     "Subordinated Liabilities" shall mean the "Obligations", contingent or otherwise, of the Borrower to the Subordinated Creditor defined in Section 1.15 of the Subordinated Creditor Mortgage (including interest after the filing of a petition initiating any Insolvency Proceeding), fees, expenses or otherwise, and including the secured claim of the Subordinated Creditor in respect of the Collateral in any Insolvency Proceeding.

     "Subordinated Creditor Note" shall mean the "Note", as defined in Section
1.14 of the Subordinated Creditor Mortgage.

     "Trigger Event" shall mean any of (a) an Event of Default under Section _____ of the Lender Credit Agreement, (b) the acceleration of or demand for payment on any of the Lender Notes by the Collateral Agent or any Lender pursuant to Section _____ of the Lender Credit Agreement, or (c) the commencement of any action by the Collateral Agent or the Lenders or the Subordinated Creditor, whether judicial or otherwise, for the enforcement of the Lenders' or the Subordinated Creditor's rights and remedies under any of the Loan Documents, including (i) commencement of any receivership or foreclosure proceedings against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Collateral Agent or the Lenders, (ii) exercise of any right of set-off,
(iii) commencement of any Insolvency Proceeding, and (iv) commencement of any action or proceeding against the Borrower to recover all or any part of the Senior Liabilities or Subordinated Liabilities.

     Section 1.04. Singular and Plural. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.

     Section 1.05. Miscellaneous. The words "hereof", "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement
unless otherwise specified.   The term "including" shall mean "including,
without limitation".

                                   ARTICLE 2

                                 LIEN PRIORITY

     Section 2.01.  Agreement to Subordinate.   The Subordinated Creditor hereby
agrees that the liens and security interests of the Subordinated Creditor in the Collateral are and shall be subordinate in priority of lien to the Lenders' and the Collateral Agent's liens and security interests in the Collateral. The subordination of liens and security interests in favor of the Collateral Agent and the Lenders herein shall not be deemed to subordinate the Subordinated Creditor's liens and security interests to the liens and security interests of any other Person. Except to the extent provided in Section 2.02, the Subordinated Liabilities are not subordinated to the Senior Liabilities.

     Section 2.02. Payment on the Subordinated Liabilities. Except as permitted in this Section, the Subordinated Creditor agrees not to ask, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner from the Collateral, payment of all or any of the Subordinated Liabilities unless and until the Senior Liabilities shall have been paid in full. The Subordinated Creditor may receive or seek payment of or on the Subordinated Liabilities to the extent that any of the following circumstances are applicable:

          (a) The Subordinated Creditor may receive payment from the Borrower of the Subordinated Liabilities if, at the time of making such payment and immediately after giving effect thereto, (i) no Trigger Event is then existing of which the Subordinated Creditor has been notified pursuant to
     Section 2.04 or Section 2.05, (ii) in the case of scheduled payments of principal and/or interest on the Subordinated Liabilities, all scheduled payments of principal and/or interest which shall have become due under the Lender Notes, and all payments due by demand under the Lender Notes, are paid first or simultaneously with the Subordinated Liabilities then owing.

          (b) The Subordinated Creditor may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to join or participate in, any action or proceeding or other activity described in Section 3.01 (a) or (b) if the Collateral Agent or any Lender has commenced or joined in the commencement of such action, proceeding or activity or is seeking to enforce the Senior Liabilities thereby or therein; provided, however, that exercise of any such right by the Subordinated Creditor shall be subject to the Lien Priority and prior application of proceeds of Collateral to the Senior Liabilities.

          (c) If a Subordinated Creditor Enforcement Event has occurred and is continuing, the Subordinated Creditor may give the Collateral Agent written notice thereof, specifying the nature of the Subordinated Creditor Enforcement Event in reasonable detail. If such Subordinated Creditor Enforcement Event is continuing for more than 45 days after the delivery of such notice, and if the Collateral Agent has not by the expiration of such 45 days period notified the Subordinated Creditor that the Collateral Agent has commenced one or more types of enforcement actions described in Section 3.01, then the Subordinated Creditor may, subject to the Lien Priority and prior application of proceeds of the Collateral to the Senior Liabilities, take one or more types of enforcement actions described in Section 3.01. If the Collateral Agent thereafter discontinues such enforcement action or actions, and no other action described in Section 3.01 is then being taken by the Collateral Agent, and such Subordinated Creditor Enforcement Event is then continuing, then the Subordinated Creditor may, subject to the Lien Priority and prior application of proceeds of the Collateral to the Senior Liabilities, take one or more types of enforcement actions described in
     Section 3.01.

          (d) The Subordinated Creditor may make such demands or file such claims in respect of the Subordinated Liabilities as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, but except as provided in this Section 2.02, the Subordinated Creditor shall not take any actions restricted by Article 3 in respect of such claims
     until the Senior Liabilities are paid in full.    For the purposes of this
     Agreement, the Senior Liabilities shall not be deemed to have been paid in full until the Lenders shall have received payment of the Senior Liabilities in cash; provided, however, the Lenders shall credit payment on the Senior Liabilities all amounts received from liquidation of the Collateral less costs and expenses of collection and foreclosure reasonably incurred.

     Section 2.03. Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Loan Documents, including any financing statements, the Parties agree among themselves that their respective liens and security interests in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Loan Documents.

     Section 2.04. Payments to the Subordinated Creditor Prior to Notice. The Subordinated Creditor may retain all payments received on the Subordinated Liabilities permitted by Section 2.02(a) notwithstanding the existence of a Trigger Event, unless either the Subordinated Creditor has actual knowledge of such Trigger Event or the Collateral Agent has delivered written notice to the Subordinated Creditor of such Trigger Event in accordance with Section 5.06.

     Section 2.05. Notice of Trigger Event. The Collateral Agent and the Subordinated Creditor each agree that it will use best efforts to notify the other if it receives actual notice of the occurrence of a Trigger Event or Subordinated Creditor Enforcement Event, in accordance with Section 5.06; provided, however, that, except as provided in Section 2.02(b), neither of such Parties shall be liable to the other for failure to send such notice, nor shall they have any duty of inquiry to one another in respect of the occurrence of a Trigger Event or Subordinated Creditor Enforcement Event.

                                   ARTICLE 3

                            ACTIONS OF THE PARTIES


     Section 3.01. Limitation on Certain Actions by the Subordinated Creditor. Subject to Section 2.02, so long as the Senior Liabilities remain unpaid, the Subordinated Creditor will not, without the prior written consent of the Collateral Agent, take any of the following actions:

          (a) commence, or join with any creditor other than the Lenders in commencing, any Insolvency Proceeding;

          (b) commence receivership or foreclosure proceedings against or otherwise sell, collect or dispose of any Collateral; or

          (c) notify third parties (including, without limitation, purchasers of production of the oil and gas properties comprising the Collateral) to make payment directly to the Subordinated Creditor or any of its agents or other Persons acting on its behalf.

     Section 3.02. Change in or Disposition of Subordinated Liabilities. While the Senior Liabilities remain unpaid, the Subordinated Creditor will not sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Liabilities unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement.

     Section 3.03. Payments from Purchasers of Production. Notwithstanding anything to the contrary contained in the Loan Documents, prior to an event of default under any Loan Document, neither Party to this Agreement may, without the prior written consent of the other Party, require direct payments from the purchasers of production from the oil and gas properties comprising the Collateral.

     Section 3.04. Notices. The Collateral Agent shall provide the Subordinated Creditor with notice of any event of default under the Lender Mortgage concurrently with delivery of such notice to the Borrower. In addition, the Lenders or the Collateral Agent shall provide the Subordinated Creditor with written notice at least 15 days prior to the Lenders or the Collateral Agent exercising any remedies with respect to the Collateral, other than directing the purchasers of production from the Collateral to make payments of production proceeds directly to the Collateral Agent or Lenders pursuant to the terms of the Lender Mortgage.

     Section 3.05. Foreclosure. The Lenders and the Collateral Agent shall take reasonable steps as permitted by applicable law to foreclose upon only such portion of the Collateral as shall be reasonably necessary to fully repay the Senior Liabilities.

                                   ARTICLE 4

                           ENFORCEMENT OF PRIORITIES


     Section 4.01. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

          (a) Upon any distribution of all or any of the assets of the Borrower to creditors of the Borrower (whether in cash, securities or other property) in connection with any Insolvency Proceeding which otherwise would be payable or deliverable upon or with respect to the Collateral securing the Subordinated Liabilities shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Liabilities until the Senior Liabilities shall have been paid in full.

          (b) If any Insolvency Proceeding is commenced by or against the Borrower, the Subordinated Creditor shall duly and promptly take such action as the Collateral Agent may reasonably request (i) to collect the proceeds of Collateral securing the Subordinated Liabilities for account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Liabilities and (ii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Collateral securing the Subordinated Liabilities.

          (c) All payments or distributions upon or with respect to the Subordinated Liabilities which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Liabilities in accordance with the terms of the Lender Credit Agreement.

          (d) The Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it, provided, however, the remedy of specific performance shall not be available, and the Subordinated Creditor shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of ERISA. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (e) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Liabilities is, other than as a result of any malfeasance, intentional fraud or negligence of a Lender or the Collateral Agent, rescinded or must otherwise be returned by the Collateral Agent or any of the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                                   ARTICLE 5

                                 MISCELLANEOUS

     Section 5.01. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Collateral Agent or the Lenders pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Liabilities shall have been paid in full.

     Section 5.02.  Further Assurances.   The Parties will, at the Subordinated
Creditor's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Collateral Agent and the Lenders to exercise and enforce their rights and remedies hereunder; provided, however, that neither Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, either Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.02.

     Section 5.03.  Defenses Similar to Suretyship Defenses.    All rights and
interests of the Collateral Agent and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditor under this Agreement, shall remain in full force and effect irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Liabilities, or any other amendment or waiver of or any consent to departure from the Lender Notes or the Lender Credit Agreement, provided, however, that this clause (a) shall not apply to, and the Subordinated Creditor's liens and security interests in the Collateral shall not be subordinated in priority by virtue of this Agreement to the

     Lenders' or the Collateral Agent's liens and security interests therein, if there is any amendment, without the express written consent of the Subordinated Creditor, which alters the amount of the Senior Liabilities or the rate of interest or commission payable with respect thereto or alters the schedule of payments of principal or interest thereon, or which subordinates the Senior Liabilities to the claims of any other Person or which subordinates the liens and security interests of the Lenders or the Collateral Agent in the Collateral to the liens and security interests in the Collateral of any other Person, or which has the effect stated in the proviso to clause (b) below; or

          (b) any exchange, release or non-perfection of any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Liabilities, provided, however, that this clause (b) shall not apply to, and the Subordinated Creditor's liens and security interests in the Collateral shall not be subordinated in priority by virtue of this Agreement to the Lenders' or the Collateral Agent's liens and security interests therein, if there is any such release, amendment, waiver or consent, without the express written consent of the Subordinated Creditor, which releases any material items or amount of Collateral (excluding substitutions or releases of Collateral expressly contemplated by the Loan Documents).

     Section 5.04. Waiver. Except as otherwise provided herein, the Subordinated Creditor hereby waives (i) any failure, omission, delay or lack on the part of the Collateral Agent or the Lenders to enforce, assert or exercise any right, power or remedy conferred on any of them in any of the Lender Loan Documents or this Agreement or the inability of the Collateral Agent or the Lenders to enforce any provision of the Lender Loan Documents or this Agreement, and (ii) without limiting the generality of the foregoing, any requirement that the Collateral Agent or the Lenders to protect, secure, perfect or insure any liens and security interests or other Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral; provided, however, that this Section 5.04 shall not be applicable to, and the Subordinated Creditor's liens and security interests in the Collateral shall not be subordinated in priority by virtue of this Agreement to the Lenders' or the Collateral Agent's liens and security interests therein, if, due to the Collateral Agent's or any Lender's malfeasance, intentional fraud or negligence, or for any other reason, there is any lack of validity or enforceability, in any material respect, of the Lender Loan Documents.

     Section 5.05. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by the each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 5.06. Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Subordinated Creditor, mailed or sent by telecopy or delivered to it, addressed to it as follows:

          U.S. Trust Company of Texas, N.A., as Trustee
          2001 Ross Avenue, Suite 2700
          Dallas, Texas  75201
          Attention:  Corporate Trust
          Facsimile Number:   214/754-1303

and if to the Collateral Agent or the Lenders, mailed, sent or delivered to such party or parties, addressed to it or them at the address of the Collateral Agent or the Lenders (as the case may be) specified in the Lender Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

     Section 5.07. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 5.08. Continuing Agreement; Transfer of Lender Notes. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Liabilities and, solely for the purposes of Section 5.14, the Subordinated Liabilities shall have been paid in full, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any of the Lenders may assign or otherwise transfer its Lender Note to any other Person (other than Borrower or an Affiliate of Borrower), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

     Section 5.09. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of [New York] except as otherwise preempted by applicable federal law, and except to the extent the law of the State of Louisiana mandatorily governs, being the jurisdiction in which the Collateral is located. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     Section 5.10. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof; each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

     Section 5.11. No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their permitted assignees). No other Person (including Borrower or any Affiliate of Borrower) shall be deemed to be a third party beneficiary of this Agreement.

     Section 5.12. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 5.13. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Payment Priority or Lien Priority set forth in this Agreement.

     Section 5.14. Payment in Full of Senior Liabilities. Upon payment in full of the Senior Liabilities:

          (a) All payments or distributions from the Borrower or with respect to the Collateral received by the Collateral Agent or any Lender shall be segregated from other funds and property held by the Collateral Agent or such Lender and shall be promptly paid over to the Subordinated Creditor in the same form as received (with any necessary endorsement without recourse or warranty) to be applied to or held for the payment or prepayment of the Subordinated Liabilities in accordance with the terms of the Subordinated Creditor Indenture; and

          (b) The Collateral Agent and any Lender will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary or desirable, or that the Subordinated Creditor may reasonably request, to permit the Subordinated Creditor to enforce the Subordinated Liabilities or recover any proceeds of the Collateral;

provided, however, that neither the Collateral Agent nor any Lender shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.14 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Collateral Agent or any Lender may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.14.

     IN WITNESS WHEREOF, the Collateral Agent and the Subordinated Creditor each has caused this Agreement to be duly executed and delivered as of the date first above written.

COLLATERAL
AGENT:                              [____________________________________]



                                    By:__________________________________



SUBORDINATED
CREDITOR:                           U.S. TRUST COMPANY OF TEXAS, N.A.,
                                    AS TRUSTEE


                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________



                   [APPROPRIATE ACKNOWLEDGMENTS TO BE ADDED]


VEHOU05:54519.1: Exhibit C

                                   EXHIBIT D
                      ACT OF ASSIGNMENT OF NOTE AND LIENS


STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


     BE IT KNOWN, that on the dates set forth below, before us, the undersigned Notaries Public duly commissioned and qualified in and for the County of Harris, State of Texas, therein residing, and in the presence of the witnesses whose names are hereunto subscribed, personally came and appeared:

     JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, whose Federal Tax Identification Number is 76-0407964 with a mailing address of 1400 Smith Street, Houston, Texas, 77002, appearing herein through its general partner Enron Capital Management Limited Partnership, a Delaware limited partnership, appearing herein through its general partner Enron Capital Corp., a Delaware corporation, appearing herein through Wynne M. Snoots, Jr., its duly authorized Agent and Attorney-in-Fact (hereinafter called "Assignor"), and

     U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee under and pursuant to the Indenture (hereinafter defined), whose Federal Tax Identification Number is 75-23537458 with a mailing address of 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, Attention: Corporate Trust appearing herein through John C. Stohlmann, its duly authorized Vice President ("hereinafter called Assignee"), which Assignor and Assignee through their respective representative declared unto us, Notaries as follows:

     That, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee under and pursuant to that certain Indenture dated as of June 3, 1997, by and between Forman Petroleum Corporation and Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor has GRANTED, TRANSFERRED and ASSIGNED, and does by these presents GRANT, TRANSFER and ASSIGN, unto Assignee, without recourse on or warranty or representation (except such warranty or representation as is hereinafter expressly set forth) by Assignor, the following:

1. Promissory note (the "Note") dated December 16, 1996, in the original principal amount of $10,000,000, executed by FORMAN PETROLEUM CORPORATION, a Delaware corporation ("Forman"), payable to the order of Assignor on or before June 16, 1997;

2. All of Assignor's liens, mortgages, security interests and assignments held by Assignor as security for the payment of the Note and the indebtedness evidenced thereby (collectively, the "Liens and Security Interests"), including, without limitation, all such Liens and Security Interests created by and existing and to exist under the following (collectively, the "Mortgage"):

          Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, executed by Forman, passed before Diane L. Bailey, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish           Book           Page/Folio           Entry No.
          ------           ----           ----------           ---------

          Jefferson        Mineral Lease      151               96-63909
                           Book 136
                           MOB 3775           163               96-63909

          Lafourche        COB 1290           226               806225
                           MOB 728            673               806225

          St. Charles      COB 515            663               206916
                           MOB 622            586               206916

          Terrebonne       COB 1532                             987329
                           MOB 1081                             987329,

          as amended by Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated December 23, 1996, executed by Forman, passed before Judy M. Sullivan, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish           Book           Page/Folio           Entry No.
          ------           ----           ----------           ---------


          Jefferson        Mineral Lease
                           Book 136           166               96-68975
                           MOB 3778           580               96-68975

          Lafourche        COB 1293           358               807596
                           MOB 731            136               807596

          St. Charles      COB 516            659               207615
                           MOB 624            583               207615

          Terrebonne       COB 1538                             989317
                           MOB 1085                             989317.

     EXCLUDING, however, to the extent (if any) that the following could be considered part of the conveyed interests hereunder, any right, title, and interest of the Assignor in (a) the Option to Purchase Overriding Royalty and Royalty Interests dated as of December 16, 1996, by and between Endowment Energy Partners, L.P. ("EEP"), Endowment Energy Co-Investment Partnership ("EECIP") and the Assignor (b) the letter agreement dated as of even date herewith made by Forman in favor of the Assignor providing for certain continuing indemnifications provided by Forman to the Assignor, (c) price swap agreements, option agreements or other agreements entered into by and between Forman and Assignor pursuant to which the price of hydrocarbons is hedged, (d) the fee letter agreement dated December 16, 1996 between ECT Securities Corp. and Forman and (e) all intercreditor and subordination agreements by and among EEP, EECIP and the Assignor.

     Assignor acknowledges that, immediately prior to the execution of this act, other obligations of Forman to Assignor and its affiliates were secured by the Liens and Security Interests. In order that this act shall be effective to transfer all Liens and Security Interests to Assignee upon Assignor's assignment of the Note and the indebtedness evidenced thereby, and to insure that Assignor and its affiliates retain no rights under the Liens and Security Interests as security for any outstanding obligations or obligations of Forman to Assignor that may be incurred in the future, Assignor hereby waives and disclaims all rights to the Liens and Security Interests to the extent they may secure obligations owed to Assignor other than the Note and indebtedness evidenced thereby, and agrees that any obligations now or hereafter owed to Assignor or its affiliates are and shall be unsecured by the Liens and Security Interests.

     TO HAVE AND TO HOLD the Note, together and along with all Liens and Security Interests unto Assignee, its successors and assigns forever. Assignor hereby represents and warrants that (i) Assignor is the owner and holder of the Note, and the indebtedness evidenced thereby, (ii) Assignor has not assigned, mortgaged or hypothecated the Note, the indebtedness evidenced thereby or any of the Liens or Security Interests in connection therewith to any other party,
(iii) Assignor has not amended the Mortgage (other than waivers of certain representations, warranties and covenants relating to the transfers of stock of Forman) or the Note, (iv) Assignor has not executed any instruments to release any of the Liens and Security Interests under the Mortgage, (v) that $10,000,000.00 principal amount is still owing and unpaid on the Note, (vi) that the Note is not overdue, and (vii) that Assignor has the full right and authority to transfer and convey the Note, indebtedness, Liens and Security Interests and to execute this instrument. The Assignee acknowledges that, except for the foregoing representations and warranties with respect to the Note and Mortgage, it is relying on representations and warranties from Forman with respect to all other documents, agreements and matters.

     Assignor authorizes and directs the Clerks of Court of the Parishes of Jefferson, Lafourche, St. Charles, and Terrebonne, Louisiana, to note in the margin of the inscription of the Mortgage, recorded as aforesaid, this Act of Assignment of Note and Liens, in order to give notice that from and after the date of execution hereof Assignee is the mortgagee of record under the Mortgage within the meaning of La. R.S. 9:5556.

     And further, in the presence of the undersigned Notary Public, the Assignor did endorse the Note "Pay to the order of U.S. Trust Company of Texas, N.A., as Trustee, without representation, warranty or recourse, except as and to the extent expressly set forth in the Act of Assignment of Note and Liens dated effective as of June 3, 1997 from Lender to U.S. Trust Company of Texas, N.A., as Trustee". Assignor acknowledges that in accordance with the provisions of Louisiana Civil Code article 3325 the Notary Public has not been requested to paraph the Note or any other evidence of indebtedness for identification with the Mortgage.

     THUS DONE AND PASSED in my office in Houston, Harris County, Texas, on the ____ day of June, 1997, effective for all purposes as of June 3, 1997, in my presence and in the presence of the undersigned competent witnesses who hereunto signed with the Assignor and me, Notary, after due reading of the whole.

                                         ASSIGNOR:

WITNESSES:                               JOINT ENERGY DEVELOPMENT
                                         INVESTMENTS LIMITED PARTNERSHIP,
                                         a Delaware limited partnership

___________________________________      By: Enron Capital Management
Name:______________________________      Limited Partnership, a Delaware limited
                                         partnership, its general partner

___________________________________      By:  Enron Capital Corp., a
Name:______________________________           Delaware corporation, its
                                              general partner


                                         By:___________________________________
                                         Name:  Wynne M. Snoots, Jr.
                                         Title: Agent and Attorney-in-Fact



                         ____________________________
                                 Notary Public

    THUS DONE AND PASSED in my office in Houston, Harris County, Texas, on the ____ day of June, 1997, effective for all purposes as of June 3, 1997, in my presence and in the presence of the undersigned competent witnesses who hereunto signed with the Assignee and me, Notary, after due reading of the whole.

                                         ASSIGNEE:


WITNESSES:                               U.S. TRUST COMPANY OF TEXAS, N.A.,
                                         AS TRUSTEE


_________________________________        By:_______________________________
Name:____________________________        Name:  John C. Stohlmann
                                         Title: Vice President

_________________________________
Name:____________________________


                         ____________________________
                                 Notary Public

                          SCHEDULE OF RECORDING DATA

     Act of Assignment of Note and Liens dated effective June 3, 1997, executed by Joint Energy Development Investments Limited Partnership and U.S. Trust Company of Texas, N.A., recorded in the following parishes in the State of
     Louisiana:

          Parish           Book           Page/Folio           Entry No.
          ------           ----           ----------           ---------

          Jefferson        Mineral Lease      328               97-28808
                           Book 136
                           MOB 3800           104               97-28808

          Lafourche        COB 1310           146                 815667
                           Miscellaneous
                           Book 81            623                 815667

          St. Charles      COB 522            267                 211523
                           MOB 636             67                 211523

          Terrebonne       COB 1560           172                 999452
                           MOB 1107           626                 999452




VEHOU05:54525.1: Exhibit D